Filed Pursuant to Rule 424(b)5
A filing fee of $30,948.78 calculated in accordance with Rule 457(r)
has been transmitted to the SEC in connection with the offering of shares of common stock from the registration statement
(File No. 333-171747) by means of this prospectus supplement and the accompanying prospectus. The proposed maximum
aggregate offering price has been calculated as 21,850,000 shares
(which includes shares of common stock that may be purchased by the underwriter pursuant to its overallotment option) multiplied by
$12.20 per share, the average of the high and low sale price of our common stock on The NASDAQ Global Select Market on January 18, 2011.

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 18, 2011)

19,000,000 Shares

Common Stock

We are offering 19,000,000 shares of our common stock. Our common stock is quoted on The NASDAQ Global Select Market under the symbol “NKTR”. The last reported sale price of our common stock on The NASDAQ Global Select Market on January 18, 2011 was $12.34 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$11.85	$225,150,000
Underwriting Discounts and Commissions	$0.25	$4,750,000
Proceeds to Nektar (Before Expenses)	$11.60	$220,400,000

Delivery of the shares of common stock is expected to be made on or about January 24, 2011. We have granted the underwriter an option for a period of 30 days to purchase up to an additional 2,850,000 shares of our common stock solely to cover overallotments. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $5,462,500 and the total proceeds to us, before expenses, will be $253,460,000.

Sole Book-Running Manager

Jefferies

Prospectus Supplement dated January 19, 2011

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

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About this Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated January 18, 2011, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus dated January 18, 2011 are part of a registration statement on Form S-3 (File No. 333-171747) we filed with the SEC as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this “shelf” registration process, we may sell common stock, preferred stock, debt securities or warrants from time to time in one or more offerings described in the accompanying prospectus.

All references in this prospectus supplement and the accompanying prospectus to “Nektar,” “NKTR,” the “Company,” “we,” “us,” “our” or similar references refer to Nektar Therapeutics, a Delaware corporation, and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

S-ii

Prospectus Supplement Summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-4.

Company Overview

We are a clinical-stage biopharmaceutical company developing a pipeline of drug candidates that utilize our PEGylation and advanced polymer conjugate technology platforms, which are designed to improve the benefits of drugs for patients. Our current proprietary product pipeline is comprised of drug candidates across a number of therapeutic areas including oncology, pain, anti-infectives, anti-viral and immunology. Our research and development activities involve small molecule drugs, peptides and other potential biologic drug candidates. We create our innovative drug candidates by using our proprietary advanced polymer conjugate technologies and expertise to modify the chemical structure of drugs by applying our proprietary. Polymer chemistry is a science focused on the synthesis or bonding of polymer architectures with drug molecules to alter the properties of the molecule when it is bonded with polymers. Additionally, we may utilize established pharmacologic targets to engineer a new drug candidate relying on a combination of the known properties of these targets and our proprietary polymer chemistry technology and expertise. Our drug candidates are designed to improve the pharmacokinetics, pharmacodynamics, half-life, bioavailability, metabolism or distribution of drugs and improve the overall benefits and use of a drug for the patient. Our objective is to apply our advanced polymer conjugate technology platform to create new drugs in multiple therapeutic areas.

Each of our drug candidates which we are currently developing internally is a proprietary new chemical or biological entity that addresses large potential markets. We are developing drug candidates that can be delivered by either oral or subcutaneous administration. Our most advanced proprietary product candidate, Oral NKTR-118, is a peripheral opioid antagonist that is currently being evaluated for the treatment of opioid-induced constipation. On September 20, 2009, we entered into a license agreement with AstraZeneca AB for the global development and commercialization of Oral NKTR-118 and NKTR-119. NKTR-119 is an early stage research and development program that combines various opioids with Oral NKTR-118. Under this agreement, AstraZeneca assumed all responsibility for development and commercialization of NKTR-118 and NKTR-119. Our other lead product candidate, NKTR-102, a topoisomerase I inhibitor-polymer conjugate, is currently being evaluated in three separate Phase 2 clinical trials for ovarian, breast and colorectal cancers. In addition, in 2009 we commenced a Phase 1 clinical trial for NKTR-105 (PEGylated docetaxel) for patients with refractory solid tumors. We also have a number of early stage programs in research and preclinical development.

In addition to our proprietary product candidate pipeline, we have a number of collaborations and license, manufacturing and supply agreements for our technology with leading biotechnology and pharmaceutical companies, including Affymax, Amgen Baxter, Roche, Merck (formerly Schering Plough), Pfizer and UCB Pharma. A total of seven products using our PEGylation technology platform have received regulatory approval in the U.S. or Europe, and are currently marketed by our partners. There are also a number of other products in clinical development that use our technology platform.

On October 29, 2010, we entered into a supply, dedicated suite and manufacturing guarantee agreement with Amgen Inc. and Amgen Manufacturing. Under the terms of the agreement, we will receive manufacturing fees on future orders, if any, submitted by Amgen for polymer materials to be manufactured and supplied by us. Amgen has no minimum purchase commitment. If quantities of the polymer materials ordered by Amgen exceed specified quantities (with each specified quantity representing a small portion of the quantity that we have historically supplied to Amgen), significant additional payments become payable to us in return for our guarantee of the supply of additional quantities of the polymer materials.

We also have a collaboration with Bayer Healthcare LLC to develop BAY41-6551 (NKTR-061, Amikacin Inhale), which is an inhaled solution of amikacin, an aminoglycoside antibiotic. We originally developed the liquid aerosol inhalation platform and product and entered into a collaboration agreement with Bayer Healthcare LLC in August 2007 for its further development and commercialization. BAY41-6551 completed Phase 2 development and we and Bayer are currently preparing for the start of a Phase 3 clinical study. Bayer and Nektar have been working together to prepare for the pivotal studies of BAY41-6551 following the consummation of the collaboration in August 2007. The program is behind schedule. The reason for this is that Bayer and Nektar decided to finalize the design of the device for commercial manufacturing prior to initiating Phase 3 clinical development with the objective of commencing Phase 3 clinical trials as soon as possible following completion of this work.

On December 31, 2008, we completed the sale and transfer of certain pulmonary technology rights, certain pulmonary collaboration agreements and approximately 140 of our dedicated pulmonary personnel and operations to Novartis Pharma AG. We retained all of our rights to BAY41-6551 and certain rights to receive royalties on net sales of the Cipro Inhale (also known as Ciprofloxacin Inhaled Powder or CIP) program with Bayer Schering Pharma AG that we transferred to Novartis as part of the transaction. We also retained certain intellectual property rights to patents specific to inhaled insulin.

Corporate Information

We were incorporated in California in 1990 and reincorporated in Delaware in 1998. We maintain our executive offices at 455 Mission Bay Boulevard South, San Francisco, California 94158, and our main telephone number is (415) 482-5300. Our website is located at www.nektar.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated in, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock we are offering
19,000,000 shares
Common stock to be outstanding after this offering
113,517,285 shares

Over-allotment Option

We have granted the underwriter an option to purchase 2,850,000 additional shares of our common stock to cover over-allotments, if any. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from this offering for general corporate purposes, which may include capital and operating expenditures, including drug research and development costs, working capital, repaying, redeeming or repurchasing debt, acquisitions, and share repurchases. Pending the application of the net proceeds, we may invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. See “Use of Proceeds” on page S-20 of this prospectus supplement.

NASDAQ Global Select Market Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “NKTR.”

Risk Factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-4 of this prospectus supplement.

Outstanding Shares

The number of shares of our common stock to be outstanding immediately after this offering is based on 94,517,285 shares outstanding as of December 31, 2010, and excludes as of such date:

•	16,898,992 shares of common stock issuable upon the exercise of outstanding options, at a weighted average exercise price of approximately $9.40 per share, and 223,351 shares of common stock issuable upon the vesting of restricted stock units;
•	10,141,248 shares of common stock available for future grant under our 2000 Non-Officer Equity Incentive Plan, as amended, Employee Stock Purchase Plan, as amended and restated, and 2008 Equity Incentive Plan; and
•	9,989,539 shares of common stock issuable upon the conversion of our outstanding convertible subordinated notes at a conversion price of approximately $21.52 per share.

Except as otherwise indicated, all information in the prospectus supplement assumes no exercise by the underwriter of its overallotment option.

Risk Factors

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks discussed below, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference and in any free writing prospectus that we have authorized for use in connection with this offering. The risks described below may not be the only ones relating to our company. Additional risks that we currently believe are immaterial may also impair our business operations. Our business, results of operation, financial condition, cash flow and future prospects and the trading price of our common stock and our ability to repay our convertible notes could be harmed as a result of any of these risks, and investors may lose all or part of their investment.

Risks Related to Our Business

Drug development is an inherently uncertain process with a high risk of failure at every stage of development.

We have a number of proprietary product candidates and partnered product candidates in research and development ranging from the early discovery research phase through preclinical testing and clinical trials. Preclinical testing and clinical trials are long, expensive and highly uncertain processes. It will take us, or our collaborative partners, several years to complete clinical trials. Drug development is an uncertain scientific and medical endeavor, and failure can unexpectedly occur at any stage of clinical development even after early preclinical or mid-stage clinical results suggest that the drug candidate has potential as a new therapy that may benefit patients and that health authority approval would be anticipated. Typically, there is a high rate of attrition for product candidates in preclinical and clinical trials due to scientific feasibility, safety, efficacy, changing standards of medical care and other variables. We or our partners have a number of important product candidates in mid- to late-stage development, such as Bayer’s Amikacin Inhale, Oral NKTR-118 (oral PEGylated naloxol) and NKTR-119, which we partnered with AstraZeneca, and NKTR-102 (PEGylated irinotecan). We also have an ongoing Phase 1 clinical trial for NKTR-105 (PEGylated docetaxel) for patients with refractory solid tumors. Any one of these trials could fail at any time, as clinical development of drug candidates presents numerous unpredictable and significant risks and is very uncertain at all times prior to regulatory approval by one or more health authorities in major markets.

Even with success in preclinical testing and clinical trials, the risk of clinical failure remains high prior to regulatory approval.

A number of companies in the pharmaceutical and biotechnology industries have suffered significant unforeseen setbacks in later stage clinical trials (i.e., Phase 2 or Phase 3 trials) due to factors such as inconclusive efficacy results and adverse medical events, even after achieving positive results in earlier trials that were satisfactory both to them and to reviewing regulatory agencies. Although we announced positive preliminary Phase 2 clinical results for Oral NKTR-118 (oral PEGylated naloxol) in 2009, there are still substantial risks and uncertainties associated with the future commencement and outcome of a Phase 3 clinical trial and the regulatory review process even following our partnership with AstraZeneca. While NKTR-102 (PEGylated irinotecan) continues in Phase 2 clinical development for multiple cancer indications, it is possible this product candidate could fail in one or all of the cancer indications in which it is currently being studied due to efficacy, safety or other commercial or regulatory factors. In 2010 and in January 2011, we announced preliminary positive results from our Phase 2 trials for NKTR-102 in ovarian and breast cancer. These results were based on preliminary data only, and such results could change based on final audit and verification procedures. In addition, the preliminary results from the NKTR-102 clinical studies for ovarian and breast cancer are not necessarily indicative or predictive of the future results from the completed ovarian or breast cancer trials, anticipated Phase 3 trials in these indications or clinical trials in the other cancer indications for which we are studying NKTR-102. There remains a significant uncertainty as to the success or failure of NKTR-102 and whether this drug candidate will eventually receive regulatory approval or be a commercial success even if approved by one or more health authorities in any of the cancer indications for which it is being studied. The risk of failure is increased for our product candidates that are based on new technologies, such as the application of our advanced polymer conjugate technology to small molecules, including Oral NKTR-118, Oral NKTR-119, NKTR-102, NKTR-105 and other drug candidates currently in the discovery research or preclinical development phases.

The results from the expanded Phase 2 clinical trial for NKTR-102 in women with platinum-resistant/refractory ovarian cancer are unlikely to result in submission of an NDA, and the future results from this trial are difficult to predict.

In 2010, we expanded the NKTR-102 Phase 2 study in women with platinum-resistant/refractory ovarian cancer with the potential for us to consider an NDA submission after we evaluate these expanded study results. The FDA almost always requires a sponsor to conduct Phase 3 clinical trials prior to consideration and approval of an NDA, and, as a result, review or approval of an NDA by the FDA based on the expanded Phase 2 study prior to completion of successful Phase 3 clinical studies, if such NDA is submitted, would be unusual and is highly unlikely. Further, this expansion study will necessarily change the final efficacy (e.g., overall response rates, progression-free survival, overall survival) and safety (i.e., frequency and severity of serious adverse events) results, and, accordingly, the final results in this study remain subject to substantial change and could be materially and adversely different from previously announced results. If the clinical studies for NKTR-102 in women with platinum-resistant/refractory ovarian cancer are not successful, it could significantly harm our business, results of operations and financial condition.

We may not be able to obtain intellectual property licenses related to the development of our technology on a commercially reasonable basis, if at all.

Numerous pending and issued U.S. and foreign patent rights and other proprietary rights owned by third parties relate to pharmaceutical compositions, medical devices and equipment and methods for preparation, packaging and delivery of pharmaceutical compositions. We cannot predict with any certainty which, if any, patent references will be considered relevant to our or our collaborative partners’ technology or drug candidates by authorities in the various jurisdictions where such rights exist, nor can we predict with certainty which, if any, of these rights will or may be asserted against us by third parties. In certain cases, we have existing licenses or cross-licenses with third parties, however the scope and adequacy of these licenses is very uncertain and can change substantially during long development and commercialization cycles for biotechnology and pharmaceutical products. There can be no assurance that we can obtain a license to any technology that we determine we need on reasonable terms, if at all, or that we could develop or otherwise obtain alternate technology. If we are required to enter into a license with a third party, our potential economic benefit for the products subject to the license will be diminished. If a license is not available on commercially reasonable terms or at all, our business, results of operation, and financial condition could be significantly harmed and we may be prevented from developing and selling the product.

If any of our pending patent applications do not issue, or are deemed invalid following issuance, we may lose valuable intellectual property protection.

The patent positions of pharmaceutical, medical device and biotechnology companies, such as ours, are uncertain and involve complex legal and factual issues. We own greater than 100 U.S. and 380 foreign patents and a number of pending patent applications that cover various aspects of our technologies. We have filed patent applications, and plan to file additional patent applications, covering various aspects of our PEGylation and advanced polymer conjugate technologies and our proprietary product candidates. There can be no assurance that patents that have issued will be valid and enforceable or that patents for which we apply will issue with broad coverage, if at all. The coverage claimed in a patent application can be significantly reduced before the patent is issued and, as a consequence, our patent applications may result in patents with narrow coverage that may not prevent competition from similar products or generics. Since publication of discoveries in scientific or patent literature often lags behind the date of such discoveries, we cannot be certain that we were the first inventor of inventions covered by our patents or patent applications. As part of the patent application process, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office, which could result in substantial cost to us, even if the eventual outcome is favorable. Further, an issued patent may undergo further proceedings to limit its scope so as not to provide meaningful protection and any claims that have issued, or that eventually issue, may be circumvented or otherwise invalidated. Any attempt to enforce our patents or patent application rights could be time consuming and costly. An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from or to third parties or require us to cease using the technology in dispute. Even if a patent is issued and enforceable, because development and commercialization of pharmaceutical products can be subject to substantial delays, patents may expire early and provide only a short period of protection, if any, following commercialization of related products.

There are many laws, regulations and judicial decisions that dictate and otherwise influence the manner in which patent applications are filed and prosecuted and in which patents are granted and enforced. Changes to these laws, regulations and judicial decisions are subject to influences outside of our control and may negatively affect our business, including our ability to obtain meaningful patent coverage or enforcement rights to any of our issued patents. New laws, regulations and judicial decisions may be retroactive in effect, potentially reducing or eliminating our ability to implement our patent-related strategies. Changes to laws, regulations and judicial decisions that affect our business are often difficult or impossible to foresee, which limits our ability to adequately adapt our patent strategies to these changes.

If we or our partners are not able to manufacture drugs or drug substances in quantities and at costs that are commercially feasible, we may fail to meet our contractual obligations or our proprietary and partnered product candidates may experience clinical delays or constrained commercial supply which could significantly harm our business.

If we are not able to scale-up manufacturing to meet the drug quantities required to support large clinical trials or commercial manufacturing in a timely manner or at a commercially reasonable cost, we risk delaying our clinical trials or those of our partners and may breach contractual obligations and incur associated damages and costs, and reduce or even eliminate associated revenues. In some cases, we may subcontract manufacturing or other services. Pharmaceutical manufacturing involves significant risks and uncertainties related to the demonstration of adequate stability, sufficient purification of the drug substance and drug product, the identification and elimination of impurities, optimal formulations, process validation, and challenges in controlling for all of these factors during manufacturing scale-up for large clinical trials and commercial manufacturing and supply. In addition, we have faced and may in the future face significant difficulties, delays and unexpected expenses as we validate third party contract manufacturers required for scale-up to clinical or commercial quantities. Failure to manufacture products in quantities or at costs that are commercially feasible could cause us not to meet our supply requirements, contractual obligations or other requirements for our proprietary product candidates and, as a result, would significantly harm our business, results of operations and financial condition.

For instance, we entered a service agreement with Novartis pursuant to which we subcontract to Novartis certain important services to be performed in relation to our partnered program for Amikacin Inhale with Bayer Healthcare LLC. If our subcontractors do not dedicate adequate resources to our programs, we risk breach of our obligations to our partners. Building and validating large scale clinical or commercial-scale manufacturing facilities and processes, recruiting and training qualified personnel and obtaining necessary regulatory approvals is complex, expensive and time consuming. In the past we have encountered challenges in scaling up manufacturing to meet the requirements of large scale clinical trials without making modifications to the drug formulation, which may cause significant delays in clinical development. Further, our drug and device combination products, such as Amikacin Inhale and the Cipro Inhale program, require significant device design, formulation development work and manufacturing scale-up activities. Further, we have experienced significant delays in starting the Phase 3 clinical development program for Amikacin Inhale as we seek to finalize the device design with a demonstrated capability to be manufactured at commercial scale. This work is ongoing and there remains significant risk in finalizing the device until those activities are completed. Drug/device combination products are particularly complex, expensive and time-consuming to develop due to the number of variables involved in the final product design, including ease of patient/doctor use, maintenance of clinical efficacy, reliability and cost of manufacturing, regulatory approval requirements and standards and other important factors. There continues to be substantial and unpredictable risk and uncertainty related to manufacturing and supply until such time as the commercial supply chain is validated and proven.

We will need to restructure our convertible notes or raise substantial additional capital to repay the notes and fund operations, and we may be unable to restructure the notes or raise such capital when needed and on acceptable terms.

We have $215.0 million in outstanding convertible subordinated notes due September 2012. We do not have sufficient resources to fund the development of the drug candidates in our current research and development pipeline, complete planned clinical development of NKTR-102 and NKTR-105 and repay these convertible notes. We have no material credit facility or other material committed sources of capital. We expect the Phase 3 clinical trials of NKTR-102 to require particularly significant resources because we anticipate bearing a majority or all of the development costs for that drug candidate. Prior to the maturity of the notes, we plan to explore a number of alternatives to provide for the repayment of the notes, including restructuring the notes. Despite these efforts, we may be unable to find a commercially acceptable alternative or any alternative to repaying the notes by September 2012. Our future capital requirements will depend upon numerous factors, including:

•	the progress, timing, cost and results of our clinical development programs, including our planned further clinical development of NKTR-102;
•	patient enrollment in our current and future clinical studies, including in particular our expected Phase 3 clinical development plans for NKTR-102;
•	whether and when we receive potential milestone payments and royalties, particularly from the product candidates that are subject to our collaboration agreements with AstraZeneca for NKTR-118 and Bayer for Amikacin Inhale;
•	the success, progress, timing and costs of our business development efforts to implement new business collaborations, licenses and other strategic transactions;
•	the cost, timing and outcomes of regulatory reviews of our product candidates (e.g., NKTR-102) and those of our collaboration partners (e.g., NKTR-118, Amikacin Inhale);
•	our general and administrative expenses, capital expenditures and other uses of cash;
•	disputes concerning patents, proprietary rights, or license and collaboration agreements;
•	the availability and scope of coverage from government and private insurance payment or reimbursement for our drug candidates partnered with collaboration partners and any future drug candidates that may receive regulatory approval in the future; and
•	the size, design (i.e., primary and secondary endpoints) and number of clinical studies required by the government health authorities in order to consider for approval our product candidates and those of our collaboration partners.

Although we believe that our cash, cash equivalents and short-term investments in marketable securities of $303.3 million as of September 30, 2010 will be sufficient to meet our liquidity requirements through at least the next 12 months, we will need by September 2012 to restructure our notes or obtain additional funds through one or more financing or collaboration partnership transactions. If adequate funds are not available or are not available on acceptable terms when we need them, we may need to delay or reduce our Phase 3 clinical trials of NKTR-102 or otherwise make changes to our operations to cut costs.

If we are unable either to create sales, marketing and distribution capabilities or to enter into agreements with third parties to perform these functions, we will be unable to commercialize our products successfully.

We currently have no sales, marketing or distribution capabilities. To commercialize any of our products that receive regulatory approval for commercialization, we must either develop internal sales, marketing and distribution capabilities, which will be expensive and time consuming, or enter into collaboration arrangements with third parties to perform these services. If we decide to market our products directly, we must commit significant financial and managerial resources to develop a marketing and sales force with technical expertise and with supporting distribution, administration and compliance capabilities. Factors that may inhibit our efforts to commercialize our products directly or indirectly with our partners include:

•	our inability to recruit and retain adequate numbers of effective sales and marketing personnel;
•	the inability of sales personnel to obtain access to or persuade adequate numbers of physicians to use or prescribe our products;
•	the lack of complementary products or multiple product pricing arrangements may put us at a competitive disadvantage relative to companies with more extensive product lines; and
•	unforeseen costs and expenses associated with creating and sustaining an independent sales and marketing organization.

If we, or our partners through our collaboration, are not successful in recruiting sales and marketing personnel or in building a sales and marketing infrastructure, we will have difficulty commercializing our products, which would adversely affect our business, results of operations and financial condition. To the extent we rely on other pharmaceutical or biotechnology companies with established sales, marketing and distribution systems to market our products, we will need to establish and maintain partnership arrangements, and we may not be able to enter into these arrangements on acceptable terms or at all. To the extent that we enter into co-promotion or other arrangements, any revenues we receive will depend upon the efforts of third parties, which may not be successful and are only partially in our control. In that event, our product revenues would likely be lower than if we marketed and sold our products directly.

If we are unable to establish and maintain collaboration partnerships on attractive commercial terms, our business, results of operations and financial condition could suffer.

We intend to continue to seek partnerships with pharmaceutical and biotechnology partners to fund a portion of our research and development expenses and develop and commercialize our product candidates. In September 2009, we entered into a license agreement with AstraZeneca for NKTR-118 and NKTR-119 which included an upfront payment of $125.0 million. The completion of the AstraZeneca transaction was critical to our financial results and financial condition for the year ended December 31, 2009. The timing of new collaboration partnerships is difficult to predict due to availability of clinical data, the number of potential partners that need to complete due diligence and approval processes, the definitive agreement negotiation process and numerous other unpredictable factors that can delay, impede or prevent significant transactions. If we are unable to find suitable partners or to negotiate collaborative arrangements with favorable commercial terms with respect to our existing and future product candidates or the licensing of our technology, or if any arrangements we negotiate, or have negotiated, are terminated, our business, results of operations and financial condition could suffer.

The commercial potential of a drug candidate in development is difficult to predict and if the market size for a new drug is significantly smaller than we anticipated, it could significantly and negatively impact our revenue, results of operations and financial condition.

It is very difficult to estimate the commercial potential of product candidates due to factors such as safety and efficacy compared to other available treatments, including potential generic drug alternatives with similar efficacy profiles, changing standards of care, third party payer reimbursement, patient and physician preferences, the availability of competitive alternatives that may emerge either during the long drug development process or after commercial introduction, and the availability of generic versions of our successful product candidates following approval by health authorities based on the expiration of regulatory exclusivity or our inability to prevent generic versions from coming to market in one or more geographies by the assertion of one or more patents covering such approved drug. If due to one or more of these risks the market potential for a product candidate is lower than we anticipated, it could significantly and negatively impact the commercial terms of any collaboration partnership potential for such product candidate or, if we have already entered into a collaboration for such drug candidate, the revenue potential from royalty and milestone payments could be significantly diminished and would negatively impact our revenue, results of operations and financial condition.

Our revenue is exclusively derived from our collaboration agreements, which can result in significant fluctuation in our revenue from period to period, and our past revenue is therefore not necessarily indicative of our future revenue.

Our revenue is derived from our collaboration agreements with partners, under which we may receive contract research payments, milestone payments based on clinical progress, regulatory progress or net sales achievements, royalties or manufacturing revenue. Significant variations in the timing of receipt of cash payments and our recognition of revenue can result from the nature of significant milestone payments based on the execution of new collaboration agreements, the timing of clinical, regulatory or sales events which result in single milestone payments and the timing and success of the commercial launch of new drugs by our collaboration partners. The amount of our revenue derived from collaboration agreements in any given period will depend on a number of unpredictable factors, including our ability to find and maintain suitable collaboration partners, the timing of the negotiation and conclusion of collaboration agreements with such partners, whether and when we or our partner achieve clinical and sales milestones, whether the partnership is exclusive or whether we can seek other partners, the timing of regulatory approvals in one or more major markets and the market introduction of new drugs or generic versions of the approved drug, as well as other factors.

If our partners, on which we depend to obtain regulatory approvals for and to commercialize our partnered products, are not successful, or if such collaborations fail, the development or commercialization of our partnered products may be delayed or unsuccessful.

When we sign a collaborative development agreement or license agreement to develop a product candidate with a pharmaceutical or biotechnology company, the pharmaceutical or biotechnology company is generally expected to:

•	design and conduct large scale clinical studies;
•	prepare and file documents necessary to obtain government approvals to sell a given product candidate; and/or
•	market and sell our products when and if they are approved.

Our reliance on collaboration partners poses a number of risks to our business, including risks that:

•	we may be unable to control whether, and the extent to which, our partners devote sufficient resources to the development programs or commercial marketing and sales efforts;
•	disputes may arise or escalate in the future with respect to the ownership of rights to technology or intellectual property developed with partners;
•	disagreements with partners could lead to delays in, or termination of, the research, development or commercialization of product candidates or to litigation or arbitration proceedings;
•	contracts with our partners may fail to provide us with significant protection, or to be effectively enforced, in the event one of our partners fails to perform;
•	partners have considerable discretion in electing whether to pursue the development of any additional product candidates and may pursue alternative technologies or products either on their own or in collaboration with our competitors;
•	partners with marketing rights may choose to devote fewer resources to the marketing of our partnered products than they do to products of their own development or products in-licensed from other third parties;
•	the timing and level of resources that our partners dedicate to the development program will affect the timing and amount of revenue we receive;

•	we do not have the ability to unilaterally terminate agreements (or partners may have extension or renewal rights) that we believe are not on commercially reasonable terms or consistent with our current business strategy;
•	partners may be unable to pay us as expected; and
•	partners may terminate their agreements with us unilaterally for any or no reason, in some cases with the payment of a termination fee penalty and in other cases with no termination fee penalty.

Given these risks, the success of our current and future partnerships is highly unpredictable and can have a substantial negative or positive impact on our business. We have entered into collaborations in the past that have been subsequently terminated, such as our collaboration with Pfizer for the development and commercialization of inhaled insulin that was terminated by Pfizer in November 2007. If other collaborations are suspended or terminated, our ability to commercialize certain other proposed product candidates could also be negatively impacted. If our collaborations fail, our product development or commercialization of product candidates could be delayed or cancelled, which would negatively impact our business, results of operations and financial condition.

If we or our partners do not obtain regulatory approval for our product candidates on a timely basis, or at all, or if the terms of any approval impose significant restrictions or limitations on use, our business, results of operations and financial condition will be negatively affected.

We or our partners may not obtain regulatory approval for product candidates on a timely basis, or at all, or the terms of any approval (which in some countries includes pricing approval) may impose significant restrictions or limitations on use. Product candidates must undergo rigorous animal and human testing and an extensive FDA mandated or equivalent foreign authorities’ review process for safety and efficacy. This process generally takes a number of years and requires the expenditure of substantial resources. The time required for completing testing and obtaining approvals is uncertain, and the FDA and other U.S. and foreign regulatory agencies have substantial discretion to terminate clinical trials, require additional clinical development or other testing at any phase of development, delay or withhold registration and marketing approval and mandate product withdrawals, including recalls. In addition, undesirable side effects caused by our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restricted label or the delay or denial of regulatory approval by regulatory authorities.

Even if we or our partners receive regulatory approval of a product, the approval may limit the indicated uses for which the product may be marketed. Our partnered products that have obtained regulatory approval, and the manufacturing processes for these products, are subject to continued review and periodic inspections by the FDA and other regulatory authorities. Discovery from such review and inspection of previously unknown problems may result in restrictions on marketed products or on us, including withdrawal or recall of such products from the market, suspension of related manufacturing operations or a more restricted label. The failure to obtain timely regulatory approval of product candidates, any product marketing limitations or a product withdrawal would negatively impact our business, results of operations and financial condition.

We are a party to numerous collaboration agreements and other significant agreements which contain complex commercial terms that could result in disputes, litigation or indemnification liability that could adversely affect our business, results of operations and financial condition.

We currently derive, and expect to derive in the foreseeable future, all of our revenue from collaboration agreements with biotechnology and pharmaceutical companies. These collaboration agreements contain complex commercial terms, including:

•	clinical development and commercialization obligations that are based on certain commercial reasonableness performance standards that can often be difficult to enforce if disputes arise as to adequacy of performance;
•	research and development performance and reimbursement obligations for our personnel and other resources allocated to partnered product development programs;

•	clinical and commercial manufacturing agreements, some of which are priced on an actual cost basis for products supplied by us to our partners with complicated cost allocation formulas and methodologies;
•	intellectual property ownership allocation between us and our partners for improvements and new inventions developed during the course of the partnership;
•	royalties on end product sales based on a number of complex variables, including net sales calculations, geography, patent life, generic competitors, and other factors; and
•	indemnity obligations for third-party intellectual property infringement, product liability and certain other claims.

On September 20, 2009, we entered into a worldwide exclusive license agreement with AstraZeneca for the further development and commercialization of NKTR-118 and NKTR-119. In addition, we have also entered into complex commercial agreements with Novartis in connection with the sale of certain assets related to our pulmonary business, associated technology and intellectual property to Novartis (the Novartis Pulmonary Asset Sale), which was completed on December 31, 2008. Our agreements with AstraZeneca and Novartis contain complex representations and warranties, covenants and indemnification obligations that could result in substantial future liability and harm our financial condition if we breach any of our agreements with AstraZeneca or Novartis or any third party agreements impacted by these complex transactions. As part of the Novartis Pulmonary Asset Sale, we entered an exclusive license agreement with Novartis Pharma pursuant to which Novartis Pharma grants back to us an exclusive, irrevocable, perpetual, royalty-free and worldwide license under certain specific patent rights and other related intellectual property rights necessary for us to satisfy certain continuing contractual obligations to third parties, including in connection with development, manufacture, sale and commercialization activities related to our partnered program for Amikacin Inhale with Bayer Healthcare LLC. We also entered into a service agreement pursuant to which we have subcontracted to Novartis certain services to be performed related to our partner program for Amikacin Inhale.

From time to time, we have informal dispute resolution discussions with third parties regarding the appropriate interpretation of the complex commercial terms contained in our agreements. One or more disputes may arise or escalate in the future regarding our collaboration agreements, transaction documents, or third-party license agreements that may ultimately result in costly litigation and unfavorable interpretation of contract terms, which would have a material adverse impact on our business, results of operations or financial condition.

We purchase some of the starting material for drugs and drug candidates from a single source or a limited number of suppliers, and the partial or complete loss of one of these suppliers could cause production delays, clinical trial delays, substantial loss of revenue and contract liability to third parties.

We often face very limited supply of a critical raw material that can only be obtained from a single, or a limited number of, suppliers, which could cause production delays, clinical trial delays, substantial lost revenue opportunity or contract liability to third parties. For example, there are only a limited number of qualified suppliers, and in some cases single source suppliers, for the raw materials included in our PEGylation and advanced polymer conjugate drug formulations, and any interruption in supply or failure to procure such raw materials on commercially feasible terms could harm our business by delaying our clinical trials, impeding commercialization of approved drugs or increasing operating loss to the extent we cannot pass on increased costs to a manufacturing customer.

We rely on trade secret protection and other unpatented proprietary rights for important proprietary technologies, and any loss of such rights could harm our business, results of operations and financial condition.

We rely on trade secret protection for our confidential and proprietary information. No assurance can be given that others will not independently develop substantially equivalent confidential and proprietary information or otherwise gain access to our trade secrets or disclose such technology, or that we can meaningfully protect our trade secrets. In addition, unpatented proprietary rights, including trade secrets and know-how, can be difficult to protect and may lose their value if they are independently developed by a third party or if their secrecy is lost. Any loss of trade secret protection or other unpatented proprietary rights could harm our business, results of operations and financial condition.

We expect to continue to incur substantial losses and negative cash flow from operations and may not achieve or sustain profitability in the future.

For the three and nine months ended September 30, 2010, we reported a net loss of $8.7 million and $15.4 million, respectively. If and when we achieve profitability depends upon a number of factors, including the timing and recognition of milestone payments and royalties received, the timing of revenue under our collaboration agreements, the amount of investments we make in our proprietary product candidates and the regulatory approval and market success of our product candidates. We may not be able to achieve and sustain profitability.

Other factors that will affect whether we achieve and sustain profitability include our ability, alone or together with our partners, to:

•	develop products utilizing our technologies, either independently or in collaboration with other pharmaceutical or biotech companies;
•	effectively estimate and manage clinical development costs, particularly the cost of NKTR-102 since we expect to bear a majority or all of such costs;
•	receive necessary regulatory and marketing approvals;
•	maintain or expand manufacturing at necessary levels;
•	achieve market acceptance of our partnered products;
•	receive royalties on products that have been approved, marketed or submitted for marketing approval with regulatory authorities; and
•	maintain sufficient funds to finance our activities.

If we do not generate sufficient cash through restructuring our convertible notes or raising additional capital, we may be unable to meet our substantial debt obligations.

As of September 30, 2010, we had cash, cash equivalents, and short-term investments in marketable securities valued at approximately $303.3 million and approximately $240.0 million of indebtedness, including approximately $215.0 million in convertible subordinated notes due September 2012, $19.2 million in capital lease obligations, and $5.8 million of other liabilities.

Our substantial indebtedness has and will continue to impact us by:

•	making it more difficult to obtain additional financing;
•	constraining our ability to react quickly in an unfavorable economic climate;
•	constraining our stock price; and
•	constraining our ability to invest in our proprietary product development programs.

Currently, we are not generating positive cash flow. If we are unable to satisfy our debt service requirements, substantial liquidity problems could result. In relation to our convertible notes, since the market price of our common stock is significantly below the conversion price, the holders of our outstanding convertible notes are unlikely to convert the notes to common stock in accordance with the existing terms of the notes. If we do not generate sufficient cash from operations to repay principal or interest on our remaining convertible notes, or satisfy any of our other debt obligations, when due, we may have to raise additional funds from the issuance of equity or debt securities or entry into collaboration partnerships or otherwise restructure our obligations. Any such financing or restructuring may not be available to us on commercially acceptable terms, if at all.

If government and private insurance programs do not provide payment or reimbursement for our partnered products or proprietary products, those products will not be widely accepted, which would have a negative impact on our business, results of operations and financial condition.

In both domestic and foreign markets, sales of our partnered and proprietary products that have received regulatory approval will depend in part on market acceptance among physicians and patients, pricing approvals by government authorities and the availability of payment or reimbursement from third-party payers, such as government health administration authorities, managed care providers, private health insurers and other organizations. Such third-party payers are increasingly challenging the price and cost effectiveness of medical products and services. Therefore, significant uncertainty exists as to the pricing approvals for, and the payment or reimbursement status of, newly approved healthcare products. Moreover, legislation and regulations affecting the pricing of pharmaceuticals may change before regulatory agencies approve our proposed products for marketing and could further limit pricing approvals for, and reimbursement of, our products from government authorities and third-party payers. A government or third-party payer decision not to approve pricing for, or provide adequate coverage and reimbursements of, our products would limit market acceptance of such products.

We depend on third parties to conduct the clinical trials for our proprietary product candidates and any failure of those parties to fulfill their obligations could harm our development and commercialization plans.

We depend on independent clinical investigators, contract research organizations and other third-party service providers to conduct clinical trials for our proprietary product candidates. Though we rely heavily on these parties for successful execution of our clinical trials and are ultimately responsible for the results of their activities, many aspects of their activities are beyond our control. For example, we are responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial, but the independent clinical investigators may prioritize other projects over ours or communicate issues regarding our products to us in an untimely manner. Third parties may not complete activities on schedule or may not conduct our clinical trials in accordance with regulatory requirements or our stated protocols. The early termination of any of our clinical trial arrangements, the failure of third parties to comply with the regulations and requirements governing clinical trials or our reliance on results of trials that we have not directly conducted or monitored could hinder or delay the development, approval and commercialization of our product candidates and would adversely affect our business, results of operations and financial condition.

Our manufacturing operations and those of our contract manufacturers are subject to governmental regulatory requirements, which, if not met, would have a material adverse effect on our business, results of operations and financial condition.

We and our contract manufacturers are required in certain cases to maintain compliance with current good manufacturing practices (cGMP), including cGMP guidelines applicable to active pharmaceutical ingredients, and are subject to inspections by the FDA or comparable agencies in other jurisdictions to confirm such compliance. We anticipate periodic regulatory inspections of our drug manufacturing facilities and the manufacturing facilities of our contract manufacturers for compliance with applicable regulatory requirements. Any failure to follow and document our or our contract manufacturers’ adherence to such cGMP regulations or satisfy other manufacturing and product release regulatory requirements may disrupt our ability to meet our manufacturing obligations to our customers, lead to significant delays in the availability of products for commercial use or clinical study, result in the termination or hold on a clinical study or delay or prevent filing or approval of marketing applications for our products. Failure to comply with applicable regulations may also result in sanctions being imposed on us, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our products, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could harm our business. The results of these inspections could result in costly manufacturing changes or facility or capital equipment upgrades to satisfy the FDA that our manufacturing and quality control procedures are in substantial compliance with cGMP. Manufacturing delays, for us or our contract manufacturers, pending resolution of regulatory deficiencies or suspensions would have a material adverse effect on our business, results of operations and financial condition.

Significant competition for our polymer conjugate chemistry technology platforms and our partnered and proprietary products and product candidates could make our technologies, products or product candidates obsolete or uncompetitive, which would negatively impact our business, results of operations and financial condition.

Our PEGylation and advanced polymer conjugate chemistry platforms and our partnered and proprietary products and product candidates compete with various pharmaceutical and biotechnology companies. Competitors of our PEGylation and polymer conjugate chemistry technologies include The Dow Chemical Company, Enzon Pharmaceuticals, Inc., SunBio Corporation, Mountain View Pharmaceuticals, Inc., Novo Nordisk A/S (formerly assets held by Neose Technologies, Inc.), and NOF Corporation. Several other chemical, biotechnology and pharmaceutical companies may also be developing PEGylation technologies or technologies that have similar impact on target drug molecules. Some of these companies license or provide the technology to other companies, while others are developing the technology for internal use.

There are several competitors for our proprietary product candidates currently in development. For Amikacin Inhale, the current standard of care includes several approved intravenous antibiotics for the treatment of either hospital-acquired pneumonia or ventilator-associated pneumonia in patients on mechanical ventilators. For Oral NKTR-118 (oral PEGylated naloxol), there are currently several alternative therapies used to address opioid-induced constipation (OIC) and opioid-induced bowel dysfunction (OBD), including subcutaneous Relistor® (methylnaltrexone bromide) and oral and rectal over-the-counter laxatives and stool softeners such as docusate sodium, senna and milk of magnesia. In addition, there are a number of companies developing potential products which are in various stages of clinical development and are being evaluated for the treatment of OIC and OBD in different patient populations, including Adolor Corporation, GlaxoSmithKline plc, Progenics Pharmaceuticals, Inc., Pfizer (via Wyeth acquisition completed in 2009), Mundipharma Int. Limited, Sucampo Pharmaceuticals and Takeda Pharmaceutical Company Limited. For NKTR-102 (PEGylated-irinotecan), there are a number of chemotherapies and cancer therapies approved today and in various stages of clinical development for ovarian and breast cancers including but not limited to: Avastin® (bevacizumab), Camptosar® (irinotecan), Doxil® (doxorubicin HCl), Ellence® (epirubicin), Gemzar® (gemcitabine), Herceptin® (trastuzumab), Hycamtin® (topotecan), Iniparib, Paraplatin® (carboplatin), and Taxol® (paclitaxel). Major pharmaceutical or biotechnology companies with approved drugs or drugs in development for these cancers include Bristol-Meyers Squibb, Eli Lilly & Co., Genentech, Inc., GlaxoSmithKline plc, Johnson and Johnson, Pfizer, Inc., Sanofi Aventis, and many others. There are also approved therapies for the treatment of colorectal cancer, including Eloxatin, Camptosar, Avastin, Erbitux, Vectibux, Xeloda, Adrucil and Wellcovorin. In addition, there are a number of drugs in various stages of preclinical and clinical development from companies exploring cancer therapies or improved chemotherapeutic agents to potentially treat colorectal cancer, including, but not limited to, products in development from Bristol-Myers Squibb Company, Pfizer, Inc., GlaxoSmithKline plc, Antigenics, Inc., F. Hoffmann-La Roche Ltd, Novartis AG, Cell Therapeutics, Inc., Neopharm Inc., Meditech Research Ltd, Alchemia Limited, Enzon Pharmaceuticals, Inc. and others.

There can be no assurance that we or our partners will successfully develop, obtain regulatory approvals for and commercialize next-generation or new products that will successfully compete with those of our competitors. Many of our competitors have greater financial, research and development, marketing and sales, manufacturing and managerial capabilities. We face competition from these companies not just in product development but also in areas such as recruiting employees, acquiring technologies that might enhance our ability to commercialize products, establishing relationships with certain research and academic institutions, enrolling patients in clinical trials and seeking program partnerships and collaborations with larger pharmaceutical companies. As a result, our competitors may succeed in developing competing technologies, obtaining regulatory approval or gaining market acceptance for products before we do. These developments could make our products or technologies uncompetitive or obsolete.

We could be involved in legal proceedings and may incur substantial litigation costs and liabilities that will adversely affect our business, results of operations and financial condition.

From time to time, third parties have asserted, and may in the future assert, that we or our partners infringe their proprietary rights, such as patents and trade secrets, or have otherwise breached our obligations to them. The third party often bases its assertions on a claim that its patents cover our technology or that we have misappropriated its confidential or proprietary information. Similar assertions of infringement could be based on future patents that may issue to third parties. In certain of our agreements with our partners, we are obligated to indemnify and hold harmless our partners from intellectual property infringement, product liability and certain other claims, which could cause us to incur substantial costs if we are called upon to defend ourselves and our partners against any claims. If a third party obtains injunctive or other equitable relief against us or our partners, they could effectively prevent us, or our partners, from developing or commercializing, or deriving revenue from, certain products or product candidates in the U.S. and abroad. For instance, F. Hoffmann-La Roche Ltd, to which we license our proprietary PEGylation reagent for use in the MIRCERA product, was a party to a significant patent infringement lawsuit brought by Amgen Inc. related to Roche’s proposed marketing and sale of MIRCERA to treat chemotherapy anemia in the U.S. In October 2008, a federal court ruled in favor of Amgen, issuing a permanent injunction preventing Roche from marketing or selling MIRCERA in the U.S. In December 2009, the U.S. District court for the District of Massachusetts entered a final judgment and permanent injunction, and Roche and Amgen entered into a settlement and limited license agreement which allows Roche to begin selling MIRCERA in the U.S. in July 2014.

Third-party claims involving proprietary rights or other matters could also result in the award of substantial damages to be paid by us or a settlement resulting in significant payments to be made by us. For instance, a settlement might require us to enter a license agreement under which we pay substantial royalties or other compensation to a third party, diminishing our future economic returns from the related product. In 2006, we entered into a litigation settlement related to an intellectual property dispute with the University of Alabama in Huntsville pursuant to which we paid $11.0 million and agreed to pay an additional $10.0 million in equal $1.0 million installments over ten years ending with the last payment due on July 1, 2016. We cannot predict with certainty the eventual outcome of any pending or future litigation. Costs associated with such litigation, substantial damage claims, indemnification claims or royalties paid for licenses from third parties could have a material adverse effect on our business, results of operations and financial condition.

If product liability lawsuits are brought against us, we may incur substantial liabilities.

The manufacture, clinical testing, marketing and sale of medical products involve inherent product liability risks. If product liability costs exceed our product liability insurance coverage, we may incur substantial liabilities that could have a severe negative impact on our financial position. Whether or not we are ultimately successful in any product liability litigation, such litigation would consume substantial amounts of our financial and managerial resources and might result in adverse publicity, all of which would impair our business. Additionally, we may not be able to maintain our clinical trial insurance or product liability insurance at an acceptable cost, if at all, and this insurance may not provide adequate coverage against potential claims or losses.

Our future depends on the proper management of our current and future business operations and their associated expenses.

Our business strategy requires us to manage our business to provide for the continued development and potential commercialization of our proprietary and partnered product candidates. Our strategy also calls for us to undertake increased research and development activities and to manage an increasing number of relationships with partners and other third parties, while simultaneously managing the expenses generated by these activities. Our decision to bring NKTR-102 into Phase 3 trials and to bear a majority or all of the clinical development costs substantially increases our expenses. If we are unable to manage effectively our current operations and any growth we may experience, our business, financial condition and results of operations may be adversely affected. If we are unable to effectively manage our expenses, we may find it necessary to reduce our personnel-related costs through further reductions in our workforce, which could harm our operations, employee morale and impair our ability to retain and recruit talent. Furthermore, if adequate funds are not available, we may be required to obtain funds through arrangements with partners or other sources that may require us to relinquish rights to certain of our technologies, products or future economic rights that we would not otherwise relinquish or require us to enter into other financing arrangements on unfavorable terms.

We are dependent on our management team and key technical personnel, and the loss of any key manager or employee may impair our ability to develop our products effectively and may harm our business, operating results and financial condition.

Our success largely depends on the continued services of our executive officers and other key personnel. The loss of one or more members of our management team or other key employees could seriously harm our business, operating results and financial condition. The relationships that our key managers have cultivated within our industry make us particularly dependent upon their continued employment with us. We are also dependent on the continued services of our technical personnel because of the highly technical nature of our products and the regulatory approval process. Because our executive officers and key employees are not obligated to provide us with continued services, they could terminate their employment with us at any time without penalty. We do not have any post-employment noncompetition agreements with any of our employees and do not maintain key person life insurance policies on any of our executive officers or key employees.

Because competition for highly qualified technical personnel is intense, we may not be able to attract and retain the personnel we need to support our operations and growth.

We must attract and retain experts in the areas of clinical testing, manufacturing, regulatory, finance, marketing and distribution and develop additional expertise in our existing personnel. In particular, as we plan to advance NKTR-102 into late stage development, additional highly qualified personnel will be required. We face intense competition from other biopharmaceutical companies, research and academic institutions and other organizations for qualified personnel. Many of the organizations with which we compete for qualified personnel have greater resources than we have. Because competition for skilled personnel in our industry is intense, companies such as ours sometimes experience high attrition rates with regard to their skilled employees. Further, in making employment decisions, job candidates often consider the value of the stock options they are to receive in connection with their employment. Our equity incentive plan and employee benefit plans may not be effective in motivating or retaining our employees or attracting new employees, and significant volatility in the price of our stock may adversely affect our ability to attract or retain qualified personnel. If we fail to attract new personnel or to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

If earthquakes and other catastrophic events strike, our business may be harmed.

Our corporate headquarters, including a substantial portion of our research and development operations, are located in the San Francisco Bay Area, a region known for seismic activity and a potential terrorist target. In addition, we own facilities for the manufacture of products using our PEGylation and advanced polymer conjugate technologies in Huntsville, Alabama and own and lease offices in Hyderabad, India. There are no backup facilities for our manufacturing operations located in Huntsville, Alabama. In the event of an earthquake or other natural disaster, political instability, or terrorist event in any of these locations, our ability to manufacture and supply materials for drug candidates in development and our ability to meet our manufacturing obligations to our customers would be significantly disrupted and our business, results of operations and financial condition would be harmed. Our collaborative partners may also be subject to catastrophic events, such as hurricanes and tornadoes, any of which could harm our business, results of operations and financial condition. We have not undertaken a systematic analysis of the potential consequences to our business, results of operations and financial condition from a major earthquake or other catastrophic event, such as a fire, sustained loss of power, terrorist activity or other disaster, and do not have a recovery plan for such disasters. In addition, our insurance coverage may not be sufficient to compensate us for actual losses from any interruption of our business that may occur.

We have implemented certain anti-takeover measures, which make it more difficult to acquire us, even though such acquisitions may be beneficial to our stockholders.

Provisions of our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even though such acquisitions may be beneficial to our stockholders. These anti-takeover provisions include:

•	establishment of a classified board of directors such that not all members of the board may be elected at one time;
•	lack of a provision for cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;
•	the ability of our board to authorize the issuance of “blank check” preferred stock to increase the number of outstanding shares and thwart a takeover attempt;
•	prohibition on stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of stockholders;
•	establishment of advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings; and
•	limitations on who may call a special meeting of stockholders.

Further, we have in place a preferred share purchase rights plan, commonly known as a “poison pill.” The provisions described above, our “poison pill” and provisions of Delaware law relating to business combinations with interested stockholders may discourage, delay or prevent a third party from acquiring us. These provisions may also discourage, delay or prevent a third party from acquiring a large portion of our securities or initiating a tender offer or proxy contest, even if our stockholders might receive a premium for their shares in the acquisition over the then current market prices. We also have a change of control severance benefits plan which provides for certain cash severance, stock award acceleration and other benefits in the event our employees are terminated (or, in some cases, resign for specified reasons) following an acquisition. This severance plan could discourage a third party from acquiring us.

Risks Related to Our Securities

The price of our common stock and convertible debt are expected to remain volatile.

Our stock price is volatile. During the year ended December 31, 2010, based on closing bid prices on The NASDAQ Global Select Market, our stock price ranged from $9.39 to $15.88 per share. We expect our stock price to remain volatile. In addition, as our convertible notes are convertible into shares of our common stock, volatility or depressed prices of our common stock could have a similar effect on the trading price of our notes. Also, interest rate fluctuations can affect the price of our convertible notes. A variety of factors may have a significant effect on the market price of our common stock or notes, including:

•	announcements of data from, or material developments in, our clinical trials or those of our competitors, including delays in clinical development, approval or launch;
•	announcements by collaboration partners as to their plans or expectations related to products using our technologies;
•	announcements or terminations of collaboration agreements by us or our competitors;
•	fluctuations in our results of operations;
•	developments in patent or other proprietary rights, including intellectual property litigation or entering into intellectual property license agreements and the costs associated with those arrangements;

•	announcements of technological innovations or new therapeutic products that may compete with our approved products or products under development;
•	announcements of changes in governmental regulation affecting us or our competitors;
•	hedging activities by purchasers of our convertible notes;
•	litigation brought against us or third parties to whom we have indemnification obligations;
•	public concern as to the safety of drug formulations developed by us or others; and
•	general market conditions.

Our stockholders may be diluted, and the price of our common stock may decrease, as a result of the exercise of outstanding stock options and warrants, the restructuring of our convertible notes, or the future issuances of securities.

We may restructure our convertible notes or issue additional common stock, preferred stock, restricted stock units or securities convertible into or exchangeable for our common stock. Furthermore, substantially all shares of common stock for which our outstanding stock options or warrants are exercisable are, once they have been purchased, eligible for immediate sale in the public market. The issuance of additional common stock, preferred stock, restricted stock units or securities convertible into or exchangeable for our common stock or the exercise of stock options or warrants would dilute existing investors and could lower the price of our common stock.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could significantly harm our business or the development of our product candidates and decrease the price of our common stock.

Investors in this offering will experience immediate and substantial dilution in the net tangible book value per share of the common stock they purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Restructuring of our convertible notes or raising additional funds by issuing equity securities could cause significant dilution to existing stockholders; restructured or additional debt financing may restrict our operations.

If we raise additional funds through the restructuring of our convertible notes or issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be diluted significantly, and these restructured or newly issued securities may have rights, preferences or privileges senior to those of our existing stockholders. If we restructure our notes or incur additional debt financing, the payment of principal and interest on such indebtedness may limit funds available for our business activities, and we could be subject to covenants that restrict our ability to operate our business and make distributions to our stockholders. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of our assets, as well as prohibitions on the ability of us to create liens, pay dividends, redeem our stock or make investments.

Special Note Regarding Forward Looking Statements

All statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward looking statements. This prospectus supplement and the accompanying prospectus contain forward looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our business or the business of others on our behalf, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “expect,” “anticipate,” “outlook,” “could,” “will,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume,” or “continue,” and variations of such words and similar expressions are intended to identify such forward looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We have based our forward looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward looking statements. Reference is made in particular to forward looking statements regarding product sales, regulatory activities, clinical trial results, reimbursement, expenses, earnings per share, liquidity and capital resources, and trends. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward looking statements after the distribution of this prospectus supplement and the accompanying prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

You are cautioned not to rely unduly on any forward looking statements. These risks and uncertainties are discussed in more detail under “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information” below.

Use of Proceeds

We estimate that the net proceeds from the sale of the 19,000,000 shares of common stock that we are offering will be approximately $219.8 million, or approximately $252.9 million if the underwriter exercises in full its option to purchase 2,850,000 additional shares of common stock, based on the public offering price of $11.85 per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include capital and operating expenditures, including drug research and development costs, working capital, repaying, redeeming or repurchasing debt, acquisitions, and share repurchases.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our research and development efforts, the timing and progress of any partnering efforts, and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the application of the net proceeds as described above, we may invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities.

Dilution

Our net tangible book value as of September 30, 2010 was approximately $30.4 million, or $0.32 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2010. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 19,000,000 shares of our common stock in this offering at the public offering price of $11.85 per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2010 would have been approximately $250.2 million, or $2.21 per share. This represents an immediate increase in net tangible book value of $1.89 per share to existing stockholders and immediate dilution in net tangible book value of $9.64 per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share		$11.85
Net tangible book value per share as of September 30, 2010	$0.32
Increase per share attributable to new investors	$1.89
As adjusted net tangible book value per share as of September 30, 2010 after this offering		$2.21
Dilution in net tangible book value per share to new investors		$9.64

If the underwriter exercises in full its option to purchase 2,850,000 additional shares of common stock at the public offering price of $11.85 per share, the as adjusted net tangible book value after this offering would be $2.44 per share, representing an increase in net tangible book value of $2.12 per share to existing stockholders and immediate dilution in net tangible book value of $9.41 per share to new investors purchasing our common stock in this offering.

The above discussion and table are based on 94,273,434 shares outstanding as of September 30, 2010, and exclude as of such date:

•	16,898,098 shares of common stock issuable upon the exercise of outstanding options, at a weighted average exercise price of approximately $9.33 per share, and 227,495 shares of common stock issuable upon the vesting of restricted stock units;
•	9,681,615 shares of common stock available for future grant under our 2000 Non-Officer Equity Incentive Plan, as amended, Employee Stock Purchase Plan, as amended and restated, and 2008 Equity Incentive Plan; and
•	9,989,539 shares of common stock issuable upon the conversion of our outstanding convertible subordinated notes at a conversion price of approximately $21.52 per share.

To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement dated January 19, 2011, between us and Jefferies & Company, Inc., as underwriter, we have agreed to sell to the underwriter and the underwriter has agreed to purchase from us the entire 19,000,000 shares of our common stock offered by this prospectus supplement.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the shares, other than those shares covered by the overallotment option described below, if any of them are purchased. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter has advised us that it currently intends to make a market in our common stock. However, the underwriter is not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for our common stock.

The underwriter is offering the shares of our common stock subject to its acceptance of the shares from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

Commission and Expenses

The underwriter has advised us that it proposes to offer the shares of our common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.15 per share. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$11.85	$11.85	$225,150,000	$258,922,500
Underwriting discounts and commissions payable by us	$0.25	$0.25	$4,750,000	$5,462,500
Proceeds to us, before expenses	$11.60	$11.60	$220,400,000	$253,460,000

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $600,000.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the trading symbol “NKTR.”

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 2,850,000 additional shares of our common stock at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. This option may be exercised only if the underwriter sells more shares than the total number set forth on the cover page of this prospectus supplement.

No Sales of Similar Securities

We, our executive officers and our directors have agreed, subject to specified exceptions, not to directly or indirectly:

•	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or
•	otherwise dispose of any shares of our common stock, options or warrants to acquire shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of our common stock currently or hereafter owned either of record or beneficially, or
•	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of the underwriter.

These restrictions terminate after the close of trading of the shares of our common stock on and including the 90th day after the date of this prospectus supplement. However, subject to certain exceptions, in the event that either:

•	during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs, or
•	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period,

then in each case the 90-day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or event, as applicable, unless the underwriter waives, in writing, such extension.

The underwriter may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, without public notice, release all or any portion of the securities subject to lock-up agreements. Other than the exceptions specified in the lock-up agreements, there are no existing agreements between the underwriter and us or any of our stockholders who will execute a lock-up agreement providing consent to the sale of shares prior to the expiration of the restricted period.

Stabilization

The underwriter has advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in transactions, including overallotment, stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Establishing short sales positions may involve either “covered” short sales or “naked” short sales. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of our common stock in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares. “Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. A stabilizing bid is a bid for the purchase of shares of our common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of our common stock. A syndicate covering transaction is the bid for or the purchase of shares of our common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if shares of our common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member. Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on web sites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of our common stock for sale to online brokerage account holders. Other than the prospectus in electronic format, the information on the underwriter’s web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Affiliations

The underwriter or its affiliates from time to time may in the future provide investment banking, commercial lending and financial advisory services to us and our affiliates in the ordinary course of business. The underwriter and its affiliates, as applicable, will receive customary compensation in connection with such services. In the course of its businesses, the underwriter and its affiliates may actively trade our securities for their own account or for the accounts of customers, and, accordingly, the underwriter and its affiliates may at any time hold long or short positions in such securities.

Notice to Investors

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of our common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to our common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
(c)	to fewer than 100 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive); or
(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our common stock shall result in a requirement for the publication by us or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of our common stock to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase or subscribe our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Shares of our common stock may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted or will not result in an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, or the FSMA.

In addition, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement is directed only at (1) persons outside the United Kingdom or (2) persons who:

(a)	are qualified investors as defined in section 86(7) of FSMA, being persons falling within the meaning of article 2.1(e)(i), (ii) or (iii) of the Prospectus Directive; and
(b)	are either persons who fall within article 19(1) of the Financial Services and Markets Act 2000

(Financial Promotion) Order 2005, as amended, or Order, or are persons who fall within article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order; or
(c)	to whom it may otherwise lawfully be communicated in circumstances in which Section 21(1) of the FSMA does not apply.

Without limitation to the other restrictions referred to herein, any investment or investment activity to which this offering circular relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) above) should not rely or act upon this communication.

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz — WpPG). The offer and solicitation of securities to the public in Germany requires the publication of a prospectus that has to be filed with and approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht — BaFin). This prospectus supplement has not been and will not be submitted for filing and approval to the BaFin and, consequently, will not be published. Therefore, this prospectus supplement does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus supplement and any other document relating to our common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of our common stock to the public in Germany, any public marketing of our common stock or any public solicitation for offers to subscribe for or otherwise acquire our common stock. This prospectus supplement and other offering materials relating to the offer of our common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

France

This prospectus has not been prepared in the context of a public offering of financial securities in France within the meaning of Article L.411-1 of the French Code Monétaire et Financier and Title I of Book II of the R|$$|Ageglement Général of the Autorité des marchés financiers (the “AMF”) and therefore has not been and will not be filed with the AMF for prior approval or submitted for clearance to the AMF. Consequently, the shares of our common stock may not be, directly or indirectly, offered or sold to the public in France and offers and sales of the shares of our common stock may only be made in France to qualified investors (investisseurs qualifiés) acting for their own, as defined in and in accordance with Articles L.411-2 and D.411-1 to D.411-4, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code Monétaire et Financier. Neither this prospectus nor any other offering material may be released, issued or distributed to the public in France or used in connection with any offer for subscription on sale of the shares of our common stock to the public in France. The subsequent direct or indirect retransfer of the shares of our common stock to the public in France may only be made in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code Monétaire et Financier.

Sweden

This is not a prospectus under, and has not been prepared in accordance with the prospectus requirements provided for in, the Swedish Financial Instruments Trading Act [lagen (1991:980) om handel med finasiella instrument] nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved, or registered this document.

Legal Matters

The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by O’Melveny & Myers LLP, Menlo Park, California. Cooley LLP, Palo Alto, California, is counsel for the underwriter in connection with this offering.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We maintain a website at www.nektar.com. The information contained on our website is not incorporated by reference in this prospectus supplement and the accompanying prospectus and you should not consider it a part of this prospectus supplement and the accompanying prospectus.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below, any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until the completion or termination of this offering (in each case, except for the information in any of the foregoing Current Reports on Form 8-K and Form 8-K/A furnished under Item 2.02 or Item 7.01 therein):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 3, 2010;
•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 from our definitive proxy statement on Schedule 14A for our 2010 Annual Meeting of Stockholders, filed with the SEC on April 30, 2010;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 6, 2010;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed with the SEC on July 29, 2010;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, filed with the SEC on November 4, 2010;
•	our Current Reports on Form 8-K filed with the SEC on February 3, 2010 (excluding the portions furnished under Item 7.01), February 4, 2010 (excluding the portions furnished under Item 7.01), July 6, 2010, November 2, 2010, December 6, 2010, December 30, 2010, January 11, 2011 and January 19, 2011; and
•	the description of our common stock set forth in our registration statement on Form 8-A, as amended.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Nektar Therapeutics
455 Mission Bay Boulevard South
San Francisco, California 94158
(415) 482-5300
Attention: Secretary

PROSPECTUS

NEKTAR THERAPEUTICS

Common Stock
Preferred Stock
Debt Securities
Warrants

This prospectus provides you with a general description of the securities we may offer. We may offer and sell the securities from time to time in one or more offerings.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.

We may from time to time offer or sell together or separately the following securities in one or more transactions:

•	common stock;
•	preferred stock;
•	debt securities, which may be senior, subordinated or junior subordinated and convertible or non-convertible; and
•	warrants to purchase common stock, preferred stock or debt securities.

The securities may be offered directly by us or by any selling security holder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “NKTR.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 18, 2011.

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us is accurate only as of the date on their respective covers. Additionally, any information we have incorporated by reference in this prospectus or in any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and any applicable prospectus supplement contain and incorporate by reference market data, industry statistics and other data that have been obtained, or compiled, from information made available by third parties. We have not independently verified such data. This prospectus and any applicable prospectus supplement and the information incorporated herein or therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

When used in this prospectus, the terms “Nektar,” “we,” “our” and “us” refer to Nektar Therapeutics, a Delaware corporation, and its subsidiaries, unless otherwise specified.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell any combination of common stock, preferred stock, debt securities or warrants in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

ABOUT OUR COMPANY

We are a clinical-stage biopharmaceutical company developing a pipeline of drug candidates that utilize our PEGylation and advanced polymer conjugate technology platforms, which are designed to improve the benefits of drugs for patients. Our current proprietary product pipeline is comprised of drug candidates across a number of therapeutic areas including oncology, pain, anti-infectives, anti-viral and immunology. Our research and development activities involve small molecule drugs, peptides and other potential biologic drug candidates. We create our innovative drug candidates by using our proprietary advanced polymer conjugate technologies and expertise to modify the chemical structure of drugs. Polymer chemistry is a science focused on the synthesis or bonding of polymer architectures with drug molecules to alter the properties of the molecule when it is bonded with polymers. Additionally, we may utilize established pharmacologic targets to engineer a new drug candidate relying on a combination of the known properties of these targets and our proprietary polymer chemistry technology and expertise. Our drug candidates are designed to improve the pharmacokinetics, pharmacodynamics, half-life, bioavailability, metabolism or distribution of drugs and improve the overall benefits and use of a drug for the patient. Our objective is to apply our advanced polymer conjugate technology platform to create new drugs in multiple therapeutic areas.

Each of our drug candidates which we are currently developing internally is a proprietary new chemical or biological entity that addresses large potential markets. We are developing drug candidates that can be delivered by either oral or subcutaneous administration. Our most advanced proprietary product candidate, Oral NKTR-118, is a peripheral opioid antagonist that is currently being evaluated for the treatment of opioid-induced constipation. On September 20, 2009, we entered into a license agreement with AstraZeneca AB for the global development and commercialization of Oral NKTR-118 and NKTR-119. NKTR-119 is an early stage research and development program that combines various opioids with Oral NKTR-118. Under this agreement, AstraZeneca assumed all responsibility for development and commercialization of NKTR-118 and NKTR-119. Our other lead product candidate, NKTR-102, a topoisomerase I inhibitor-polymer conjugate, is currently being evaluated in three separate Phase 2 clinical trials for ovarian, breast and colorectal cancers. In addition, in 2009 we commenced a Phase 1 clinical trial for NKTR-105 (PEGylated docetaxel) for patients with refractory solid tumors. We also have a number of early stage programs in research and preclinical development.

In addition to our proprietary product candidate pipeline, we have a number of collaborations and license, manufacturing and supply agreements for our technology with leading biotechnology and pharmaceutical companies, including Affymax, Amgen Baxter, Roche, Merck (formerly Schering Plough), Pfizer and UCB Pharma. A total of seven products using our PEGylation technology platform have received regulatory approval in the U.S. or Europe, and are currently marketed by our partners. There are also a number of other products in clinical development that use our technology platform.

On October 29, 2010, we entered into a supply, dedicated suite and manufacturing guarantee agreement with Amgen Inc. and Amgen Manufacturing. Under the terms of the agreement, we will receive manufacturing fees on future orders, if any, submitted by Amgen for polymer materials to be manufactured and supplied by us. Amgen has no minimum purchase commitment. If quantities of the polymer materials ordered by Amgen exceed specified quantities (with each specified quantity representing a small portion of the quantity that we have historically supplied to Amgen), significant additional payments become payable to us in return for our guarantee of the supply of additional quantities of the polymer materials.

We also have a collaboration with Bayer Healthcare LLC to develop BAY41-6551 (NKTR-061, Amikacin Inhale), which is an inhaled solution of amikacin, an aminoglycoside antibiotic. We originally developed the liquid aerosol inhalation platform and product and entered into a collaboration agreement with Bayer Healthcare LLC in August 2007 for its further development and commercialization. BAY41-6551 completed Phase 2 development and we and Bayer are currently preparing for the start of a Phase 3 clinical study. Bayer and Nektar have been working together to prepare for the pivotal studies of BAY41-6551 following the consummation of the collaboration in August 2007. The program is behind schedule. The reason for this is that Bayer and Nektar decided to finalize the design of the device for commercial manufacturing prior to initiating Phase 3 clinical development with the objective of commencing Phase 3 clinical trials as soon as possible following completion of this work.

On December 31, 2008, we completed the sale and transfer of certain pulmonary technology rights, certain pulmonary collaboration agreements and approximately 140 of our dedicated pulmonary personnel and operations to Novartis Pharma AG. We retained all of our rights to BAY41-6551 and certain rights to receive royalties on net sales of the Cipro Inhale (also known as Ciprofloxacin Inhaled Powder or CIP) program with Bayer Schering Pharma AG that we transferred to Novartis as part of the transaction. We also retained certain intellectual property rights to patents specific to inhaled insulin.

We were incorporated in California in 1990 and reincorporated in Delaware in 1998. We maintain our executive offices at 455 Mission Bay Boulevard South, San Francisco, California 94158, and our main telephone number is (415) 482-5300. Our website is located at www.nektar.com. Information contained on our website is not a part of this prospectus and any accompanying prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES
(in thousands)

Set forth below is information concerning our ratio of earnings to fixed charges on a consolidated basis for the periods indicated. For purposes of calculating this ratio, earnings consist of net income from continuing operations before income taxes, fixed charges, amortization of capitalized interest and distributions from minority investments, less capitalized interest, preferred dividend requirements of consolidated subsidiaries and non-controlling interest in pretax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expense, amortization of deferred debt expense, estimated interest portion of rentals and preferred dividends of consolidated subsidiaries.

For the periods indicated below, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios presented in the table below.

	Nine Months Ended September 30 2010	Year Ended December 31,
		2009	2008	2007	2006	2005
Ratio of earnings to fixed charges	N/A	N/A	N/A	N/A	N/A	N/A
Deficiency of earnings available to cover fixed charges	$(14,741)	$(102,772)	$(35,142)	$(31,452)	$(153,933)	$(185,248)

FORWARD LOOKING STATEMENTS

All statements included or incorporated by reference in this prospectus and any accompanying prospectus supplement, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward looking statements. This prospectus and any accompanying prospectus supplement contain forward looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our business or the business of others on our behalf, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “expect,” “anticipate,” “outlook,” “could,” “will,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume,” or “continue,” and variations of such words and similar expressions are intended to identify such forward looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We have based our forward looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward looking statements. Reference is made in particular to forward looking statements regarding product sales, regulatory activities, clinical trial results, reimbursement, expenses, earnings per share, liquidity and capital resources, and trends. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward looking statements after the distribution of this prospectus and any accompanying prospectus supplement, whether as a result of new information, future events, changes in assumptions or otherwise.

You are cautioned not to rely unduly on any forward looking statements. These risks and uncertainties are discussed in more detail under “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information” below.

RISK FACTORS

An investment in any securities pursuant to this prospectus involves a high degree of risk. Before deciding whether to invest in any of such securities, you should consider carefully the risks described below together with other information in this prospectus, the applicable prospectus supplement, the documents incorporated by reference in this prospectus as described below under the caption “Incorporation of Certain Information by Reference.” The risks described below may not be the only ones relating to our company. Additional risks that we currently believe are immaterial may also impair our business operations. Our business, results of operation, financial condition, cash flow and future prospects and the tr a ding price of our common stock and our ability to repay our convertible notes could be harmed as a result of any of these risks, and investors may lose all or part of their investment.

Risks Related to Our Business

Drug development is an inherently uncertain process with a high risk of failure at every stage of development.

We have a number of proprietary product candidates and partnered product candidates in research and development ranging from the early discovery research phase through preclinical testing and clinical trials. Preclinical testing and clinical trials are long, expensive and highly uncertain processes. It will take us, or our collaborative partners, several years to complete clinical trials. Drug development is an uncertain scientific and medical endeavor, and failure can unexpectedly occur at any stage of clinical development even after early preclinical or mid-stage clinical results suggest that the drug candidate has potential as a new therapy that may benefit patients and that health authority approval would be anticipated. Typically, there is a high rate of attrition for product candidates in preclinical and clinical trials due to scientific feasibility, safety, efficacy, changing standards of medical care and other variables. We or our partners have a number of important product candidates in mid- to-late-stage development, such as Bayer’s Amikacin Inhale, Oral NKTR-118 (oral PEGylated naloxol) and NKTR-119, which we partnered with AstraZeneca, and NKTR-102 (PEGylated irinotecan). We also have an ongoing Phase 1 clinical trial for NKTR-105 (PEGylated docetaxel) for patients with refractory solid tumors. Any one of these trials could fail at any time, as clinical development of drug candidates presents numerous unpredictable and significant risks and is very uncertain at all times prior to regulatory approval by one or more health authorities in major markets.

Even with success in preclinical testing and clinical trials, the risk of clinical failure remains high prior to regulatory approval.

A number of companies in the pharmaceutical and biotechnology industries have suffered significant unforeseen setbacks in later stage clinical trials (i.e., Phase 2 or Phase 3 trials) due to factors such as inconclusive efficacy results and adverse medical events, even after achieving positive results in earlier trials that were satisfactory both to them and to reviewing regulatory agencies. Although we announced positive preliminary Phase 2 clinical results for Oral NKTR-118 (oral PEGylated naloxol) in 2009, there are still substantial risks and uncertainties associated with the future commencement and outcome of a Phase 3 clinical trial and the regulatory review process even following our partnership with AstraZeneca. While NKTR-102 (PEGylated irinotecan) continues in Phase 2 clinical development for multiple cancer indications, it is possible this product candidate could fail in one or all of the cancer indications in which it is currently being studied due to efficacy, safety or other commercial or regulatory factors. In 2010 and in January 2011, we announced preliminary positive results from our Phase 2 trials for NKTR-102 in ovarian and breast cancer. These results were based on preliminary data only, and such results could change based on final audit and verification procedures. In addition, the preliminary results from the NKTR-102 clinical studies for ovarian and breast cancer are not necessarily indicative or predictive of the future results from the completed ovarian or breast cancer trials, anticipated Phase 3 trials in these indications or clinical trials in the other cancer indications for which we are studying NKTR-102. There remains a significant uncertainty as to the success or failure of NKTR-102 and whether this drug candidate will eventually receive regulatory approval or be a commercial success even if approved by one or more health authorities in any of the cancer indications for which it is being studied. The risk of failure is increased for our product candidates that are based on new technologies, such as the application of our advanced polymer conjugate technology to small molecules, including Oral NKTR-118, Oral NKTR-119, NKTR-102, NKTR-105 and other drug candidates currently in the discovery research or preclinical development phases.

The results from the expanded Phase 2 clinical trial for NKTR-102 in women with platinum-resistant/refractory ovarian cancer are unlikely to result in submission of an NDA, and the future results from this trial are difficult to predict.

In 2010, we expanded the NKTR-102 Phase 2 study in women with platinum-resistant/refractory ovarian cancer with the potential for us to consider an NDA submission after we evaluate these expanded study results. The FDA almost always requires a sponsor to conduct Phase 3 clinical trials prior to consideration and approval of an NDA, and, as a result, review or approval of an NDA by the FDA based on the expanded Phase 2 study prior to completion of successful Phase 3 clinical studies, if such NDA is submitted, would be unusual and is highly unlikely. Further, this expansion study will necessarily change the final efficacy (e.g., overall response rates, progression-free survival, overall survival) and safety (i.e., frequency and severity of serious adverse events) results, and, accordingly, the final results in this study remain subject to substantial change and could be materially and adversely different from previously announced results. If the clinical studies for NKTR-102 in women with platinum-resistant/refractory ovarian cancer are not successful, it could significantly harm our business, results of operations and financial condition.

We may not be able to obtain intellectual property licenses related to the development of our technology on a commercially reasonable basis, if at all.

Numerous pending and issued U.S. and foreign patent rights and other proprietary rights owned by third parties relate to pharmaceutical compositions, medical devices and equipment and methods for preparation, packaging and delivery of pharmaceutical compositions. We cannot predict with any certainty which, if any, patent references will be considered relevant to our or our collaborative partners’ technology or drug candidates by authorities in the various jurisdictions where such rights exist, nor can we predict with certainty which, if any, of these rights will or may be asserted against us by third parties. In certain cases, we have existing licenses or cross-licenses with third parties, however the scope and adequacy of these licenses is very uncertain and can change substantially during long development and commercialization cycles for biotechnology and pharmaceutical products. There can be no assurance that we can obtain a license to any technology that we determine we need on reasonable terms, if at all, or that we could develop or otherwise obtain alternate technology. If we are required to enter into a license with a third party, our potential economic benefit for the products subject to the license will be diminished. If a license is not available on commercially reasonable terms or at all, our business, results of operation, and financial condition could be significantly harmed and we may be prevented from developing and selling the product.

If any of our pending patent applications do not issue, or are deemed invalid following issuance, we may lose valuable intellectual property protection.

The patent positions of pharmaceutical, medical device and biotechnology companies, such as ours, are uncertain and involve complex legal and factual issues. We own greater than 100 U.S. and 380 foreign patents and a number of pending patent applications that cover various aspects of our technologies. We have filed patent applications, and plan to file additional patent applications, covering various aspects of our PEGylation and advanced polymer conjugate technologies and our proprietary product candidates. There can be no assurance that patents that have issued will be valid and enforceable or that patents for which we apply will issue with broad coverage, if at all. The coverage claimed in a patent application can be significantly reduced before the patent is issued and, as a consequence, our patent applications may result in patents with narrow coverage that may not prevent competition from similar products or generics. Since publication of discoveries in scientific or patent literature often lags behind the date of such discoveries, we cannot be certain that we were the first inventor of inventions covered by our patents or patent applications. As part of the patent application process, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office, which could result in substantial cost to us, even if the eventual outcome is favorable. Further, an issued patent may undergo further proceedings to limit its scope so as not to provide meaningful protection and any claims that have issued, or that eventually issue, may be circumvented or otherwise invalidated. Any attempt to enforce our patents or patent application rights could be time consuming and costly. An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from or to third parties or require us to cease using the technology in dispute. Even if a patent is issued and enforceable, because development and commercialization of pharmaceutical products can be subject to substantial delays, patents may expire early and provide only a short period of protection, if any, following commercialization of related products.

There are many laws, regulations and judicial decisions that dictate and otherwise influence the manner in which patent applications are filed and prosecuted and in which patents are granted and enforced. Changes to these laws, regulations and judicial decisions are subject to influences outside of our control and may negatively affect our business, including our ability to obtain meaningful patent coverage or enforcement rights to any of our issued patents. New laws, regulations and judicial decisions may be retroactive in effect, potentially reducing or eliminating our ability to implement our patent-related strategies. Changes to laws, regulations and judicial decisions that affect our business are often difficult or impossible to foresee, which limits our ability to adequately adapt our patent strategies to these changes.

If we or our partners are not able to manufacture drugs or drug substances in quantities and at costs that are commercially feasible, we may fail to meet our contractual obligations or our proprietary and partnered product candidates may experience clinical delays or constrained commercial supply which could significantly harm our business.

If we are not able to scale-up manufacturing to meet the drug quantities required to support large clinical trials or commercial manufacturing in a timely manner or at a commercially reasonable cost, we risk delaying our clinical trials or those of our partners and may breach contractual obligations and incur associated damages and costs, and reduce or even eliminate associated revenues. In some cases, we may subcontract manufacturing or other services. Pharmaceutical manufacturing involves significant risks and uncertainties related to the demonstration of adequate stability, sufficient purification of the drug substance and drug product, the identification and elimination of impurities, optimal formulations, process validation, and challenges in controlling for all of these factors during manufacturing scale-up for large clinical trials and commercial manufacturing and supply. In addition, we have faced and may in the future face significant difficulties, delays and unexpected expenses as we validate third party contract manufacturers required for scale-up to clinical or commercial quantities. Failure to manufacture products in quantities or at costs that are commercially feasible could cause us not to meet our supply requirements, contractual obligations or other requirements for our proprietary product candidates and, as a result, would significantly harm our business, results of operations and financial condition.

For instance, we entered a service agreement with Novartis pursuant to which we subcontract to Novartis certain important services to be performed in relation to our partnered program for Amikacin Inhale with Bayer Healthcare LLC. If our subcontractors do not dedicate adequate resources to our programs, we risk breach of our obligations to our partners. Building and validating large scale clinical or commercial-scale manufacturing facilities and processes, recruiting and training qualified personnel and obtaining necessary regulatory approvals is complex, expensive and time consuming. In the past we have encountered challenges in scaling up manufacturing to meet the requirements of large scale clinical trials without making modifications to the drug formulation, which may cause significant delays in clinical development. Further, our drug and device combination products, such as Amikacin Inhale and the Cipro Inhale program, require significant device design, formulation development work and manufacturing scale-up activities. Further, we have experienced significant delays in starting the Phase 3 clinical development program for Amikacin Inhale as we seek to finalize the device design with a demonstrated capability to be manufactured at commercial scale. This work is ongoing and there remains significant risk in finalizing the device until those activities are completed. Drug/device combination products are particularly complex, expensive and time-consuming to develop due to the number of variables involved in the final product design, including ease of patient/doctor use, maintenance of clinical efficacy, reliability and cost of manufacturing, regulatory approval requirements and standards and other important factors. There continues to be substantial and unpredictable risk and uncertainty related to manufacturing and supply until such time as the commercial supply chain is validated and proven.

We will need to restructure our convertible notes or raise substantial additional capital to repay the notes and fund operations, and we may be unable to restructure the notes or raise such capital when needed and on acceptable terms.

We have $215.0 million in outstanding convertible subordinated notes due September 2012. We do not have sufficient resources to fund the development of the drug candidates in our current research and development pipeline, complete planned clinical development of NKTR-102 and NKTR-105 and repay these convertible notes. We have no material credit facility or other material committed sources of capital. We expect the Phase 3 clinical trials of NKTR-102 to require particularly significant resources because we anticipate bearing a majority or all of the development costs for that drug candidate. Prior to the maturity of the notes, we plan to explore a number of alternatives to provide for the repayment of the notes, including restructuring the notes. Despite these efforts, we may be unable to find a commercially acceptable alternative or any alternative to repaying the notes by September 2012. Our future capital requirements will depend upon numerous factors, including:

•	the progress, timing, cost and results of our clinical development programs, including our planned further clinical development of NKTR-102;
•	patient enrollment in our current and future clinical studies, including in particular our expected Phase 3 clinical development plans for NKTR-102;
•	whether and when we receive potential milestone payments and royalties, particularly from the product candidates that are subject to our collaboration agreements with AstraZeneca for NKTR-118 and Bayer for Amikacin Inhale;
•	the success, progress, timing and costs of our business development efforts to implement new business collaborations, licenses and other strategic transactions;
•	the cost, timing and outcomes of regulatory reviews of our product candidates (e.g., NKTR-102) and those of our collaboration partners (e.g., NKTR-118, Amikacin Inhale);
•	our general and administrative expenses, capital expenditures and other uses of cash;
•	disputes concerning patents, proprietary rights, or license and collaboration agreements;
•	the availability and scope of coverage from government and private insurance payment or reimbursement for our drug candidates partnered with collaboration partners and any future drug candidates that may receive regulatory approval in the future; and
•	the size, design (i.e., primary and secondary endpoints) and number of clinical studies required by the government health authorities in order to consider for approval our product candidates and those of our collaboration partners.

Although we believe that our cash, cash equivalents and short-term investments in marketable securities of $303.3 million as of September 30, 2010 will be sufficient to meet our liquidity requirements through at least the next 12 months, we will need by September 2012 to restructure our notes or obtain additional funds through one or more financing or collaboration partnership transactions. If adequate funds are not available or are not available on acceptable terms when we need them, we may need to delay or reduce our Phase 3 clinical trials of NKTR-102 or otherwise make changes to our operations to cut costs.

If we are unable either to create sales, marketing and distribution capabilities or to enter into agreements with third parties to perform these functions, we will be unable to commercialize our products successfully.

We currently have no sales, marketing or distribution capabilities. To commercialize any of our products that receive regulatory approval for commercialization, we must either develop internal sales, marketing and distribution capabilities, which will be expensive and time consuming, or enter into collaboration arrangements with third parties to perform these services. If we decide to market our products directly, we must commit significant financial and managerial resources to develop a marketing and sales force with technical expertise and with supporting distribution, administration and compliance capabilities. Factors that may inhibit our efforts to commercialize our products directly or indirectly with our partners include:

•	our inability to recruit and retain adequate numbers of effective sales and marketing personnel;
•	the inability of sales personnel to obtain access to or persuade adequate numbers of physicians to use or prescribe our products;
•	the lack of complementary products or multiple product pricing arrangements may put us at a competitive disadvantage relative to companies with more extensive product lines; and
•	unforeseen costs and expenses associated with creating and sustaining an independent sales and marketing organization.

If we, or our partners through our collaboration, are not successful in recruiting sales and marketing personnel or in building a sales and marketing infrastructure, we will have difficulty commercializing our products, which would adversely affect our business, results of operations and financial condition. To the extent we rely on other pharmaceutical or biotechnology companies with established sales, marketing and distribution systems to market our products, we will need to establish and maintain partnership arrangements, and we may not be able to enter into these arrangements on acceptable terms or at all. To the extent that we enter into co-promotion or other arrangements, any revenues we receive will depend upon the efforts of third parties, which may not be successful and are only partially in our control. In that event, our product revenues would likely be lower than if we marketed and sold our products directly.

If we are unable to establish and maintain collaboration partnerships on attractive commercial terms, our business, results of operations and financial condition could suffer.

We intend to continue to seek partnerships with pharmaceutical and biotechnology partners to fund a portion of our research and development expenses and develop and commercialize our product candidates, including NKTR-102. In September 2009, we entered into a license agreement with AstraZeneca for NKTR-118 and NKTR-119 which included an upfront payment of $125.0 million. The completion of the AstraZeneca transaction was critical to our financial results and financial condition for the year ended December 31, 2009. The timing of new collaboration partnerships is difficult to predict due to availability of clinical data, the number of potential partners that need to complete due diligence and approval processes, the definitive agreement negotiation process and numerous other unpredictable factors that can delay, impede or prevent significant transactions. If we are unable to find suitable partners or to negotiate collaborative arrangements with favorable commercial terms with respect to our existing and future product candidates or the licensing of our technology, or if any arrangements we negotiate, or have negotiated, are terminated, our business, results of operations and financial condition could suffer.

The commercial potential of a drug candidate in development is difficult to predict and if the market size for a new drug is significantly smaller than we anticipated, it could significantly and negatively impact our revenue, results of operations and financial condition.

It is very difficult to estimate the commercial potential of product candidates due to factors such as safety and efficacy compared to other available treatments, including potential generic drug alternatives with similar efficacy profiles, changing standards of care, third party payer reimbursement, patient and physician preferences, the availability of competitive alternatives that may emerge either during the long drug development process or after commercial introduction, and the availability of generic versions of our successful product candidates following approval by health authorities based on the expiration of regulatory exclusivity or our inability to prevent generic versions from coming to market in one or more geographies by the assertion of one or more patents covering such approved drug. If due to one or more of these risks the market potential for a product candidate is lower than we anticipated, it could significantly and negatively impact the commercial terms of any collaboration partnership potential for such product candidate or, if we have already entered into a collaboration for such drug candidate, the revenue potential from royalty and milestone payments could be significantly diminished and would negatively impact our revenue, results of operations and financial condition.

Our revenue is exclusively derived from our collaboration agreements, which can result in significant fluctuation in our revenue from period to period, and our past revenue is therefore not necessarily indicative of our future revenue.

Our revenue is derived from our collaboration agreements with partners, under which we may receive contract research payments, milestone payments based on clinical progress, regulatory progress or net sales achievements, royalties or manufacturing revenue. Significant variations in the timing of receipt of cash payments and our recognition of revenue can result from the nature of significant milestone payments based on the execution of new collaboration agreements, the timing of clinical, regulatory or sales events which result in single milestone payments and the timing and success of the commercial launch of new drugs by our collaboration partners. The amount of our revenue derived from collaboration agreements in any given period will depend on a number of unpredictable factors, including our ability to find and maintain suitable collaboration partners, the timing of the negotiation and conclusion of collaboration agreements with such partners, whether and when we or our partner achieve clinical and sales milestones, whether the partnership is exclusive or whether we can seek other partners, the timing of regulatory approvals in one or more major markets and the market introduction of new drugs or generic versions of the approved drug, as well as other factors.

If our partners, on which we depend to obtain regulatory approvals for and to commercialize our partnered products, are not successful, or if such collaborations fail, the development or commercialization of our partnered products may be delayed or unsuccessful.

When we sign a collaborative development agreement or license agreement to develop a product candidate with a pharmaceutical or biotechnology company, the pharmaceutical or biotechnology company is generally expected to:

•	design and conduct large scale clinical studies;
•	prepare and file documents necessary to obtain government approvals to sell a given product candidate; and/or
•	market and sell our products when and if they are approved.

Our reliance on collaboration partners poses a number of risks to our business, including risks that:

•	we may be unable to control whether, and the extent to which, our partners devote sufficient resources to the development programs or commercial marketing and sales efforts;
•	disputes may arise or escalate in the future with respect to the ownership of rights to technology or intellectual property developed with partners;
•	disagreements with partners could lead to delays in, or termination of, the research, development or commercialization of product candidates or to litigation or arbitration proceedings;
•	contracts with our partners may fail to provide us with significant protection, or to be effectively enforced, in the event one of our partners fails to perform;
•	partners have considerable discretion in electing whether to pursue the development of any additional product candidates and may pursue alternative technologies or products either on their own or in collaboration with our competitors;
•	partners with marketing rights may choose to devote fewer resources to the marketing of our partnered products than they do to products of their own development or products in-licensed from other third parties;
•	the timing and level of resources that our partners dedicate to the development program will affect the timing and amount of revenue we receive;
•	we do not have the ability to unilaterally terminate agreements (or partners may have extension or renewal rights) that we believe are not on commercially reasonable terms or consistent with our current business strategy;
•	partners may be unable to pay us as expected; and

•	partners may terminate their agreements with us unilaterally for any or no reason, in some cases with the payment of a termination fee penalty and in other cases with no termination fee penalty.

Given these risks, the success of our current and future partnerships is highly unpredictable and can have a substantial negative or positive impact on our business. We have entered into collaborations in the past that have been subsequently terminated, such as our collaboration with Pfizer for the development and commercialization of inhaled insulin that was terminated by Pfizer in November 2007. If other collaborations are suspended or terminated, our ability to commercialize certain other proposed product candidates could also be negatively impacted. If our collaborations fail, our product development or commercialization of product candidates could be delayed or cancelled, which would negatively impact our business, results of operations and financial condition.

If we or our partners do not obtain regulatory approval for our product candidates on a timely basis, or at all, or if the terms of any approval impose significant restrictions or limitations on use, our business, results of operations and financial condition will be negatively affected.

We or our partners may not obtain regulatory approval for product candidates on a timely basis, or at all, or the terms of any approval (which in some countries includes pricing approval) may impose significant restrictions or limitations on use. Product candidates must undergo rigorous animal and human testing and an extensive FDA mandated or equivalent foreign authorities’ review process for safety and efficacy. This process generally takes a number of years and requires the expenditure of substantial resources. The time required for completing testing and obtaining approvals is uncertain, and the FDA and other U.S. and foreign regulatory agencies have substantial discretion to terminate clinical trials, require additional clinical development or other testing at any phase of development, delay or withhold registration and marketing approval and mandate product withdrawals, including recalls. In addition, undesirable side effects caused by our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restricted label or the delay or denial of regulatory approval by regulatory authorities.

Even if we or our partners receive regulatory approval of a product, the approval may limit the indicated uses for which the product may be marketed. Our partnered products that have obtained regulatory approval, and the manufacturing processes for these products, are subject to continued review and periodic inspections by the FDA and other regulatory authorities. Discovery from such review and inspection of previously unknown problems may result in restrictions on marketed products or on us, including withdrawal or recall of such products from the market, suspension of related manufacturing operations or a more restricted label. The failure to obtain timely regulatory approval of product candidates, any product marketing limitations or a product withdrawal would negatively impact our business, results of operations and financial condition.

We are a party to numerous collaboration agreements and other significant agreements which contain complex commercial terms that could result in disputes, litigation or indemnification liability that could adversely affect our business, results of operations and financial condition.

We currently derive, and expect to derive in the foreseeable future, all of our revenue from collaboration agreements with biotechnology and pharmaceutical companies. These collaboration agreements contain complex commercial terms, including:

•	clinical development and commercialization obligations that are based on certain commercial reasonableness performance standards that can often be difficult to enforce if disputes arise as to adequacy of performance;
•	research and development performance and reimbursement obligations for our personnel and other resources allocated to partnered product development programs;
•	clinical and commercial manufacturing agreements, some of which are priced on an actual cost basis for products supplied by us to our partners with complicated cost allocation formulas and methodologies;
•	intellectual property ownership allocation between us and our partners for improvements and new inventions developed during the course of the partnership;
•	royalties on end product sales based on a number of complex variables, including net sales calculations, geography, patent life, generic competitors, and other factors; and
•	indemnity obligations for third-party intellectual property infringement, product liability and certain other claims.

On September 20, 2009, we entered into a worldwide exclusive license agreement with AstraZeneca for the further development and commercialization of NKTR-118 and NKTR-119. In addition, we have also entered into complex commercial agreements with Novartis in connection with the sale of certain assets related to our pulmonary business, associated technology and intellectual property to Novartis (the Novartis Pulmonary Asset Sale), which was completed on December 31, 2008. Our agreements with AstraZeneca and Novartis contain complex representations and warranties, covenants and indemnification obligations that could result in substantial future liability and harm our financial condition if we breach any of our agreements with AstraZeneca or Novartis or any third party agreements impacted by these complex transactions. As part of the Novartis Pulmonary Asset Sale, we entered an exclusive license agreement with Novartis Pharma pursuant to which Novartis Pharma grants back to us an exclusive, irrevocable, perpetual, royalty-free and worldwide license under certain specific patent rights and other related intellectual property rights necessary for us to satisfy certain continuing contractual obligations to third parties, including in connection with development, manufacture, sale and commercialization activities related to our partnered program for Amikacin Inhale with Bayer Healthcare LLC. We also entered into a service agreement pursuant to which we have subcontracted to Novartis certain services to be performed related to our partner program for Amikacin Inhale.

From time to time, we have informal dispute resolution discussions with third parties regarding the appropriate interpretation of the complex commercial terms contained in our agreements. One or more disputes may arise or escalate in the future regarding our collaboration agreements, transaction documents, or third-party license agreements that may ultimately result in costly litigation and unfavorable interpretation of contract terms, which would have a material adverse impact on our business, results of operations or financial condition.

We purchase some of the starting material for drugs and drug candidates from a single source or a limited number of suppliers, and the partial or complete loss of one of these suppliers could cause production delays, clinical trial delays, substantial loss of revenue and contract liability to third parties.

We often face very limited supply of a critical raw material that can only be obtained from a single, or a limited number of, suppliers, which could cause production delays, clinical trial delays, substantial lost revenue opportunity or contract liability to third parties. For example, there are only a limited number of qualified suppliers, and in some cases single source suppliers, for the raw materials included in our PEGylation and advanced polymer conjugate drug formulations, and any interruption in supply or failure to procure such raw materials on commercially feasible terms could harm our business by delaying our clinical trials, impeding commercialization of approved drugs or increasing operating loss to the extent we cannot pass on increased costs to a manufacturing customer.

We rely on trade secret protection and other unpatented proprietary rights for important proprietary technologies, and any loss of such rights could harm our business, results of operations and financial condition.

We rely on trade secret protection for our confidential and proprietary information. No assurance can be given that others will not independently develop substantially equivalent confidential and proprietary information or otherwise gain access to our trade secrets or disclose such technology, or that we can meaningfully protect our trade secrets. In addition, unpatented proprietary rights, including trade secrets and know-how, can be difficult to protect and may lose their value if they are independently developed by a third party or if their secrecy is lost. Any loss of trade secret protection or other unpatented proprietary rights could harm our business, results of operations and financial condition.

We expect to continue to incur substantial losses and negative cash flow from operations and may not achieve or sustain profitability in the future.

For the three and nine months ended September 30, 2010, we reported a net loss of $8.7 million and $15.4 million, respectively. If and when we achieve profitability depends upon a number of factors, including the timing and recognition of milestone payments and royalties received, the timing of revenue under our collaboration agreements, the amount of investments we make in our proprietary product candidates and the regulatory approval and market success of our product candidates. We may not be able to achieve and sustain profitability.

Other factors that will affect whether we achieve and sustain profitability include our ability, alone or together with our partners, to:

•	develop products utilizing our technologies, either independently or in collaboration with other pharmaceutical or biotech companies;
•	effectively estimate and manage clinical development costs, particularly the cost of NKTR-102 since we expect to bear a majority or all of such costs;
•	receive necessary regulatory and marketing approvals;
•	maintain or expand manufacturing at necessary levels;
•	achieve market acceptance of our partnered products;

•	receive royalties on products that have been approved, marketed or submitted for marketing approval with regulatory authorities; and
•	maintain sufficient funds to finance our activities.

If we do not generate sufficient cash through restructuring our convertible notes or raising additional capital, we may be unable to meet our substantial debt obligations.

As of September 30, 2010, we had cash, cash equivalents, and short-term investments in marketable securities valued at approximately $303.3 million and approximately $240.0 million of indebtedness, including approximately $215.0 million in convertible subordinated notes due September 2012, $19.2 million in capital lease obligations, and $5.8 million of other liabilities.

Our substantial indebtedness has and will continue to impact us by:

•	making it more difficult to obtain additional financing;
•	constraining our ability to react quickly in an unfavorable economic climate;
•	constraining our stock price; and
•	constraining our ability to invest in our proprietary product development programs.

Currently, we are not generating positive cash flow. If we are unable to satisfy our debt service requirements, substantial liquidity problems could result. In relation to our convertible notes, since the market price of our common stock is significantly below the conversion price, the holders of our outstanding convertible notes are unlikely to convert the notes to common stock in accordance with the existing terms of the notes. If we do not generate sufficient cash from operations to repay principal or interest on our remaining convertible notes, or satisfy any of our other debt obligations, when due, we may have to raise additional funds from the issuance of equity or debt securities or entry into collaboration partnerships or otherwise restructure our obligations. Any such financing or restructuring may not be available to us on commercially acceptable terms, if at all.

If government and private insurance programs do not provide payment or reimbursement for our partnered products or proprietary products, those products will not be widely accepted, which would have a negative impact on our business, results of operations and financial condition.

In both domestic and foreign markets, sales of our partnered and proprietary products that have received regulatory approval will depend in part on market acceptance among physicians and patients, pricing approvals by government authorities and the availability of payment or reimbursement from third-party payers, such as government health administration authorities, managed care providers, private health insurers and other organizations. Such third-party payers are increasingly challenging the price and cost effectiveness of medical products and services. Therefore, significant uncertainty exists as to the pricing approvals for, and the payment or reimbursement status of, newly approved healthcare products. Moreover, legislation and regulations affecting the pricing of pharmaceuticals may change before regulatory agencies approve our proposed products for marketing and could further limit pricing approvals for, and reimbursement of, our products from government authorities and third-party payers. A government or third-party payer decision not to approve pricing for, or provide adequate coverage and reimbursements of, our products would limit market acceptance of such products.

We depend on third parties to conduct the clinical trials for our proprietary product candidates and any failure of those parties to fulfill their obligations could harm our development and commercialization plans.

We depend on independent clinical investigators, contract research organizations and other third-party service providers to conduct clinical trials for our proprietary product candidates. Though we rely heavily on these parties for successful execution of our clinical trials and are ultimately responsible for the results of their activities, many aspects of their activities are beyond our control. For example, we are responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial, but the independent clinical investigators may prioritize other projects over ours or communicate issues regarding our products to us in an untimely manner. Third parties may not complete activities on schedule or may not conduct our clinical trials in accordance with regulatory requirements or our stated protocols. The early termination of any of our clinical trial arrangements, the failure of third parties to comply with the regulations and requirements governing clinical trials or our reliance on results of trials that we have not directly conducted or monitored could hinder or delay the development, approval and commercialization of our product candidates and would adversely affect our business, results of operations and financial condition.

Our manufacturing operations and those of our contract manufacturers are subject to governmental regulatory requirements, which, if not met, would have a material adverse effect on our business, results of operations and financial condition.

We and our contract manufacturers are required in certain cases to maintain compliance with current good manufacturing practices (cGMP), including cGMP guidelines applicable to active pharmaceutical ingredients, and are subject to inspections by the FDA or comparable agencies in other jurisdictions to confirm such compliance. We anticipate periodic regulatory inspections of our drug manufacturing facilities and the manufacturing facilities of our contract manufacturers for compliance with applicable regulatory requirements. Any failure to follow and document our or our contract manufacturers’ adherence to such cGMP regulations or satisfy other manufacturing and product release regulatory requirements may disrupt our ability to meet our manufacturing obligations to our customers, lead to significant delays in the availability of products for commercial use or clinical study, result in the termination or hold on a clinical study or delay or prevent filing or approval of marketing applications for our products. Failure to comply with applicable regulations may also result in sanctions being imposed on us, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our products, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could harm our business. The results of these inspections could result in costly manufacturing changes or facility or capital equipment upgrades to satisfy the FDA that our manufacturing and quality control procedures are in substantial compliance with cGMP. Manufacturing delays, for us or our contract manufacturers, pending resolution of regulatory deficiencies or suspensions would have a material adverse effect on our business, results of operations and financial condition.

Significant competition for our polymer conjugate chemistry technology platforms and our partnered and proprietary products and product candidates could make our technologies, products or product candidates obsolete or uncompetitive, which would negatively impact our business, results of operations and financial condition.

Our PEGylation and advanced polymer conjugate chemistry platforms and our partnered and proprietary products and product candidates compete with various pharmaceutical and biotechnology companies. Competitors of our PEGylation and polymer conjugate chemistry technologies include The Dow Chemical Company, Enzon Pharmaceuticals, Inc., SunBio Corporation, Mountain View Pharmaceuticals, Inc., Novo Nordisk A/S (formerly assets held by Neose Technologies, Inc.), and NOF Corporation. Several other chemical, biotechnology and pharmaceutical companies may also be developing PEGylation technologies or technologies that have similar impact on target drug molecules. Some of these companies license or provide the technology to other companies, while others are developing the technology for internal use.

There are several competitors for our proprietary product candidates currently in development. For Amikacin Inhale, the current standard of care includes several approved intravenous antibiotics for the treatment of either hospital-acquired pneumonia or ventilator-associated pneumonia in patients on mechanical ventilators. For Oral NKTR-118 (PEGylated naloxol), there are currently several alternative therapies used to address opioid-induced constipation (OIC) and opioid-induced bowel dysfunction (OBD), including subcutaneous Relistor® (methylnaltrexone bromide) and oral and rectal over-the-counter laxatives and stool softeners such as docusate sodium, senna and milk of magnesia. In addition, there are a number of companies developing potential products which are in various stages of clinical development and are being evaluated for the treatment of OIC and OBD in different patient populations, including Adolor Corporation, GlaxoSmithKline plc, Progenics Pharmaceuticals, Inc., Pfizer (via Wyeth acquisition completed in 2009), Mundipharma Int. Limited, Sucampo Pharmaceuticals and Takeda Pharmaceutical Company Limited. For NKTR-102 (PEGylated-irinotecan), there are a number of chemotherapies and cancer therapies approved today and in various stages of clinical development for ovarian and breast cancers including but not limited to: Avastin® (bevacizumab), Camptosar® (irinotecan), Doxil® (doxorubicin HCl), Ellence® (epirubicin), Gemzar® (gemcitabine), Herceptin® (trastuzumab), Hycamtin® (topotecan), Iniparib, Paraplatin® (carboplatin), and Taxol® (paclitaxel). Major pharmaceutical or biotechnology companies with approved drugs or drugs in development for these cancers include Bristol-Meyers Squibb, Eli Lilly & Co., Genentech, Inc., GlaxoSmithKline plc, Johnson and Johnson, Pfizer, Inc., Sanofi Aventis, and many others. There are also approved therapies for the treatment of colorectal cancer, including Eloxatin, Camptosar, Avastin, Erbitux, Vectibux, Xeloda, Adrucil and Wellcovorin. In addition, there are a number of drugs in various stages of preclinical and clinical development from companies exploring cancer therapies or improved chemotherapeutic agents to potentially treat colorectal cancer, including, but not limited to, products in development from Bristol-Myers Squibb Company, Pfizer, Inc., GlaxoSmithKline plc, Antigenics, Inc., F. Hoffmann-La Roche Ltd, Novartis AG, Cell Therapeutics, Inc., Neopharm Inc., Meditech Research Ltd, Alchemia Limited, Enzon Pharmaceuticals, Inc. and others.

There can be no assurance that we or our partners will successfully develop, obtain regulatory approvals for and commercialize next-generation or new products that will successfully compete with those of our competitors. Many of our competitors have greater financial, research and development, marketing and sales, manufacturing and managerial capabilities. We face competition from these companies not just in product development but also in areas such as recruiting employees, acquiring technologies that might enhance our ability to commercialize products, establishing relationships with certain research and academic institutions, enrolling patients in clinical trials and seeking program partnerships and collaborations with larger pharmaceutical companies. As a result, our competitors may succeed in developing competing technologies, obtaining regulatory approval or gaining market acceptance for products before we do. These developments could make our products or technologies uncompetitive or obsolete.

We could be involved in legal proceedings and may incur substantial litigation costs and liabilities that will adversely affect our business, results of operations and financial condition.

From time to time, third parties have asserted, and may in the future assert, that we or our partners infringe their proprietary rights, such as patents and trade secrets, or have otherwise breached our obligations to them. The third party often bases its assertions on a claim that its patents cover our technology or that we have misappropriated its confidential or proprietary information. Similar assertions of infringement could be based on future patents that may issue to third parties. In certain of our agreements with our partners, we are obligated to indemnify and hold harmless our partners from intellectual property infringement, product liability and certain other claims, which could cause us to incur substantial costs if we are called upon to defend ourselves and our partners against any claims. If a third party obtains injunctive or other equitable relief against us or our partners, they could effectively prevent us, or our partners, from developing or commercializing, or deriving revenue from, certain products or product candidates in the U.S. and abroad. For instance, F. Hoffmann-La Roche Ltd, to which we license our proprietary PEGylation reagent for use in the MIRCERA product, was a party to a significant patent infringement lawsuit brought by Amgen Inc. related to Roche’s proposed marketing and sale of MIRCERA to treat chemotherapy anemia in the U.S. In October 2008, a federal court ruled in favor of Amgen, issuing a permanent injunction preventing Roche from marketing or selling MIRCERA in the U.S. In December 2009, the U.S. District court for the District of Massachusetts entered a final judgment and permanent injunction, and Roche and Amgen entered into a settlement and limited license agreement which allows Roche to begin selling MIRCERA in the U.S. in July 2014.

Third-party claims involving proprietary rights or other matters could also result in the award of substantial damages to be paid by us or a settlement resulting in significant payments to be made by us. For instance, a settlement might require us to enter a license agreement under which we pay substantial royalties or other compensation to a third party, diminishing our future economic returns from the related product. In 2006, we entered into a litigation settlement related to an intellectual property dispute with the University of Alabama in Huntsville pursuant to which we paid $11.0 million and agreed to pay an additional $10.0 million in equal $1.0 million installments over ten years ending with the last payment due on July 1, 2016. We cannot predict with certainty the eventual outcome of any pending or future litigation. Costs associated with such litigation, substantial damage claims, indemnification claims or royalties paid for licenses from third parties could have a material adverse effect on our business, results of operations and financial condition.

If product liability lawsuits are brought against us, we may incur substantial liabilities.

The manufacture, clinical testing, marketing and sale of medical products involve inherent product liability risks. If product liability costs exceed our product liability insurance coverage, we may incur substantial liabilities that could have a severe negative impact on our financial position. Whether or not we are ultimately successful in any product liability litigation, such litigation would consume substantial amounts of our financial and managerial resources and might result in adverse publicity, all of which would impair our business. Additionally, we may not be able to maintain our clinical trial insurance or product liability insurance at an acceptable cost, if at all, and this insurance may not provide adequate coverage against potential claims or losses.

Our future depends on the proper management of our current and future business operations and their associated expenses.

Our business strategy requires us to manage our business to provide for the continued development and potential commercialization of our proprietary and partnered product candidates. Our strategy also calls for us to undertake increased research and development activities and to manage an increasing number of relationships with partners and other third parties, while simultaneously managing the expenses generated by these activities. Our decision to bring NKTR-102 into Phase 3 trials and to bear a majority or all of the clinical development costs substantially increases our expenses. If we are unable to manage effectively our current operations and any growth we may experience, our business, financial condition and results of operations may be adversely affected. If we are unable to effectively manage our expenses, we may find it necessary to reduce our personnel-related costs through further reductions in our workforce, which could harm our operations, employee morale and impair our ability to retain and recruit talent. Furthermore, if adequate funds are not available, we may be required to obtain funds through arrangements with partners or other sources that may require us to relinquish rights to certain of our technologies, products or future economic rights that we would not otherwise relinquish or require us to enter into other financing arrangements on unfavorable terms.

We are dependent on our management team and key technical personnel, and the loss of any key manager or employee may impair our ability to develop our products effectively and may harm our business, operating results and financial condition.

Our success largely depends on the continued services of our executive officers and other key personnel. The loss of one or more members of our management team or other key employees could seriously harm our business, operating results and financial condition. The relationships that our key managers have cultivated within our industry make us particularly dependent upon their continued employment with us. We are also dependent on the continued services of our technical personnel because of the highly technical nature of our products and the regulatory approval process. Because our executive officers and key employees are not obligated to provide us with continued services, they could terminate their employment with us at any time without penalty. We do not have any post-employment noncompetition agreements with any of our employees and do not maintain key person life insurance policies on any of our executive officers or key employees.

Because competition for highly qualified technical personnel is intense, we may not be able to attract and retain the personnel we need to support our operations and growth.

We must attract and retain experts in the areas of clinical testing, manufacturing, regulatory, finance, marketing and distribution and develop additional expertise in our existing personnel. In particular, as we plan to advance NKTR-102 into late stage development, additional highly qualified personnel will be required. We face intense competition from other biopharmaceutical companies, research and academic institutions and other organizations for qualified personnel. Many of the organizations with which we compete for qualified personnel have greater resources than we have. Because competition for skilled personnel in our industry is intense, companies such as ours sometimes experience high attrition rates with regard to their skilled employees. Further, in making employment decisions, job candidates often consider the value of the stock options they are to receive in connection with their employment. Our equity incentive plan and employee benefit plans may not be effective in motivating or retaining our employees or attracting new employees, and significant volatility in the price of our stock may adversely affect our ability to attract or retain qualified personnel. If we fail to attract new personnel or to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

If earthquakes and other catastrophic events strike, our business may be harmed.

Our corporate headquarters, including a substantial portion of our research and development operations, are located in the San Francisco Bay Area, a region known for seismic activity and a potential terrorist target. In addition, we own facilities for the manufacture of products using our PEGylation and advanced polymer conjugate technologies in Huntsville, Alabama and own and lease offices in Hyderabad, India. There are no backup facilities for our manufacturing operations located in Huntsville, Alabama. In the event of an earthquake or other natural disaster, political instability, or terrorist event in any of these locations, our ability to manufacture and supply materials for drug candidates in development and our ability to meet our manufacturing obligations to our customers would be significantly disrupted and our business, results of operations and financial condition would be harmed. Our collaborative partners may also be subject to catastrophic events, such as hurricanes and tornadoes, any of which could harm our business, results of operations and financial condition. We have not undertaken a systematic analysis of the potential consequences to our business, results of operations and financial condition from a major earthquake or other catastrophic event, such as a fire, sustained loss of power, terrorist activity or other disaster, and do not have a recovery plan for such disasters. In addition, our insurance coverage may not be sufficient to compensate us for actual losses from any interruption of our business that may occur.

We have implemented certain anti-takeover measures, which make it more difficult to acquire us, even though such acquisitions may be beneficial to our stockholders.

Provisions of our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even though such acquisitions may be beneficial to our stockholders. These anti-takeover provisions include:

•	establishment of a classified board of directors such that not all members of the board may be elected at one time;
•	lack of a provision for cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;
•	the ability of our board to authorize the issuance of “blank check” preferred stock to increase the number of outstanding shares and thwart a takeover attempt;
•	prohibition on stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of stockholders;
•	establishment of advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings; and
•	limitations on who may call a special meeting of stockholders.

Further, we have in place a preferred share purchase rights plan, commonly known as a “poison pill.” The provisions described above, our “poison pill” and provisions of Delaware law relating to business combinations with interested stockholders may discourage, delay or prevent a third party from acquiring us. These provisions may also discourage, delay or prevent a third party from acquiring a large portion of our securities or initiating a tender offer or proxy contest, even if our stockholders might receive a premium for their shares in the acquisition over the then current market prices. We also have a change of control severance benefits plan which provides for certain cash severance, stock award acceleration and other benefits in the event our employees are terminated (or, in some cases, resign for specified reasons) following an acquisition. This severance plan could discourage a third party from acquiring us.

Risks Related to Our Securities

The price of our common stock and convertible debt are expected to remain volatile.

Our stock price is volatile. During the year ended December 31, 2010, based on closing bid prices on the NASDAQ Global Select Market, our stock price ranged from $9.39 to $15.88 per share. We expect our stock price to remain volatile. In addition, as our convertible notes are convertible into shares of our common stock, volatility or depressed prices of our common stock could have a similar effect on the trading price of our notes. Also, interest rate fluctuations can affect the price of our convertible notes. A variety of factors may have a significant effect on the market price of our common stock or notes, including:

•	announcements of data from, or material developments in, our clinical trials or those of our competitors, including delays in clinical development, approval or launch;
•	announcements by collaboration partners as to their plans or expectations related to products using our technologies;
•	announcements or terminations of collaboration agreements by us or our competitors;
•	fluctuations in our results of operations;
•	developments in patent or other proprietary rights, including intellectual property litigation or entering into intellectual property license agreements and the costs associated with those arrangements;
•	announcements of technological innovations or new therapeutic products that may compete with our approved products or products under development;
•	announcements of changes in governmental regulation affecting us or our competitors;
•	hedging activities by purchasers of our convertible notes;
•	litigation brought against us or third parties to whom we have indemnification obligations;
•	public concern as to the safety of drug formulations developed by us or others; and
•	general market conditions.

Our stockholders may be diluted, and the price of our common stock may decrease, as a result of the exercise of outstanding stock options and warrants, the restructuring of our convertible notes, or the future issuances of securities.

We may restructure our convertible notes or issue additional common stock, preferred stock, restricted stock units or securities convertible into or exchangeable for our common stock. Furthermore, substantially all shares of common stock for which our outstanding stock options or warrants are exercisable are, once they have been purchased, eligible for immediate sale in the public market. The issuance of additional common stock, preferred stock, restricted stock units or securities convertible into or exchangeable for our common stock or the exercise of stock options or warrants would dilute existing investors and could lower the price of our common stock.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could significantly harm our business or the development of our product candidates and decrease the price of our common stock.

Investors in this offering will experience immediate and substantial dilution in the net tangible book value per share of the common stock they purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Restructuring of our convertible notes or raising additional funds by issuing equity securities could cause significant dilution to existing stockholders; restructured or additional debt financing may restrict our operations.

If we raise additional funds through the restructuring of our convertible notes or issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be diluted significantly, and these restructured or newly issued securities may have rights, preferences or privileges senior to those of our existing stockholders. If we restructure our notes or incur additional debt financing, the payment of principal and interest on such indebtedness may limit funds available for our business activities, and we could be subject to covenants that restrict our ability to operate our business and make distributions to our stockholders. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of our assets, as well as prohibitions on the ability of us to create liens, pay dividends, redeem our stock or make investments.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by us under this prospectus for general corporate purposes, which may include capital and operating expenditures, including drug research and development costs, working capital, repaying, redeeming or repurchasing debt, acquisitions, and share repurchases. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. We will not receive any of the proceeds from the sale of the securities offered by any selling security holder.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

GENERAL DESCRIPTION OF SECURITIES

We may offer shares of our common stock, preferred stock and various series of debt securities and warrants to purchase securities from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity;
•	original issue discount;
•	rates and times of payment of interest, dividends or other payments;
•	redemption, conversion, exercise, exchange, settlement or sinking fund terms;
•	conversion, exchange or settlement prices or rates and any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;
•	ranking;
•	restrictive covenants;

•	voting or other rights; and
•	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference in this prospectus.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.

Common Stock.  We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Directors are elected by a plurality vote, and the holders of common stock are not entitled to cumulative voting rights with respect to the election of directors. As a consequence, minority stockholders are not able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock currently outstanding or issued in the future, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. We urge you to read the prospectus supplement related to the common stock being offered.

Preferred Stock.  We may issue shares of our preferred stock from time to time. Our board of directors has the authority, without further vote or action by the stockholders, to designate and issue shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. We will fix the rights, preferences and privileges, including any dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities.  We may issue debt securities from time to time, in one or more series, as either senior, subordinated or junior subordinated debt, as convertible or non-convertible debt and as secured or unsecured debt. The senior debt securities will rank equally with any unsubordinated debt. The subordinated debt securities will rank equally with our other subordinated debt. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities at predetermined conversion rates. We may prescribe that conversion of such securities shall be mandatory or at your option. The debt securities will be issued under one or more indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures, any supplemental indentures and forms of debt securities containing the terms of the debt securities being offered which will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants.  We may issue warrants, in one or more series, for the purchase of common stock, preferred stock or debt securities from time to time. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from those securities. The warrants will be evidenced by a warrant certificate issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. The description in this prospectus and the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate. We urge you to read the applicable warrant prospectus supplements, warrant agreements and warrant certificates that contain the terms of the warrants in their entirety.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our securities. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, as amended, bylaws and share purchase rights plan, all of which are publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 3,100,000 shares have been designated “Series A Junior Participating Preferred Stock.” As of October 31, 2010, there were 94,331,912 shares of common stock outstanding and no shares of Series A Junior Participating Preferred Stock outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Directors are elected by a plurality vote and the holders of common stock are not entitled to cumulative voting rights with respect to the election of directors. As a consequence, minority stockholders are not able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock currently outstanding or issued in the future, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock that may be issued upon conversion of our outstanding convertible subordinated notes discussed below will be, fully paid and non-assessable.

Preferred Stock

Of the 10,000,000 shares of preferred stock authorized, we have designated 3,100,000 shares as Series A Junior Participating Preferred Stock. Our board of directors has the authority, without further vote or action by the stockholders, to issue up to 6,900,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could adversely affect the voting power or other rights of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

Series A Junior Participating Preferred Stock

On June 1, 2001, our board of directors approved the adoption of a share purchase rights plan (the “Rights Plan”). The Rights Plan has certain anti-takeover effects and will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. Terms of the Rights Plan provide for a dividend distribution of a purchase right (a “Right”) for each outstanding share of our common stock, which dividend distribution was payable on June 22, 2001 to stockholders of record on that date. The Rights are not exercisable until the Distribution Date (as defined in the Rights Plan) and, until the Distribution Date, if any, the Rights will trade with the common stock and will be evidenced solely by the common stock certificates. The Rights will expire on June 1, 2011, unless the Rights are earlier redeemed at a redemption price of $0.001 per Right or exchanged by us.

Each Right entitles the registered holder to purchase  1/100 of a share of Series A Junior Participating Preferred Stock at an initial price of $225.00 (subject to adjustment) per  1/100 of a share of Series A Junior Participating Preferred Stock. Each  1/100 of a share of Series A Junior Participating Preferred Stock has designations, powers, preferences and rights, and qualifications, limitations and restrictions, which make its value approximately equal to the value of a share of common stock. A certificate of designation adopted by the Company on June 1, 2001 and filed with the Secretary of State of the State of Delaware sets forth the rights, privileges and preferences of the Series A Junior Participating Preferred Stock. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder, including, without limitation, the right to vote or to receive dividends. See “Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents” below for a further description of some of the terms of the Rights Plan.

Each share of Series A Junior Participating Preferred Stock will be entitled to a quarterly dividend payment in preference to the common stock equal to the greater of $1.00 and 100 times the dividend declared per share of common stock. In the event of our liquidation, dissolution or winding up, the holders of the Series A Junior Participating Preferred Stock would be entitled to a liquidation payment in preference to the common stock of the greater of $100 per share, plus accrued and unpaid dividends and distributions, provided that the holders of the Series A Junior Participating Preferred Stock shall be entitled to receive an aggregate amount per share equal to100 times the payment made per share of common stock. Each share of Series A Junior Participating Preferred Stock will have 100 votes on all matters submitted to a vote of the stockholders, voting together with the common stock. Finally, in the event of any merger, consolidation, combination or other transaction in which the shares of common stock are exchanged into other stock or securities, cash or any other property, each share of Series A Junior Participating Preferred Stock will be entitled to receive 100 times the aggregate amount of stock, securities, cash or other property into which a share of common stock is exchanged. Because of the nature of the Series A Junior Participating Preferred Stock dividend and liquidation rights, the value of  1/100 of a share of Series A Junior Participating Preferred Stock should approximate the value of one share of common stock. The Series A Junior Participating Preferred Stock is not redeemable. The Series A Junior Participating Preferred Stock would rank junior to any other series of preferred stock.

Additional Preferred Stock

The board of directors may fix the rights, preferences, privileges and restrictions of any series of preferred stock in a certificate of designation relating to that series. We will incorporate by reference any certificate of designation that describes the terms of any authorized series of preferred stock before the issuance of the series of preferred stock. A prospectus supplement relating to such series will describe the terms of the preferred stock of the series, including the following, to the extent applicable:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing;
•	the provisions for any sinking fund;
•	any provisions for redemption or repurchase and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our common stock and any conversion price, or other means of calculation, and any conversion period;
•	whether the preferred stock will be exchangeable into debt securities and any exchange price, or other means of calculation, and any exchange period;
•	any voting rights of the preferred stock;
•	any preemptive rights;
•	any restrictions on transfer, sale or other assignment;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the preferred stock.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on a proposed amendment to our certificate of incorporation involving certain fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that holders of common stock will receive dividend payments and payments upon liquidation. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Dividends

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled ratably to receive dividends, if any, declared by our board of directors out of funds legally available for the payment of dividends. We have not paid dividends to date and do not expect to pay any dividends in the foreseeable future.

Convertible Subordinated Notes

We issued certain convertible subordinated notes (the “Notes”) in an aggregate principal amount of $315,000,000 in a private offering on September 28, 2005. The Notes are unsecured and rank subordinate to all of our existing and future senior debt and are effectively subordinated to all of the indebtedness and other liabilities (including trade and other payables) of our subsidiaries. We repurchased $100.0 million par value of the Notes for $47.8 million during the fourth quarter of 2008. As of September 30, 2010, approximately $215.0 million par value of the Notes was outstanding.

The Notes are convertible into shares of our common stock pursuant to the terms thereof. A holder of the Notes may convert such Notes into shares of our common stock at any time prior to the stated maturity date, unless we have previously purchased or redeemed such Notes. For each $1,000 principal amount of the Notes surrendered for conversion, a holder may convert any outstanding Notes into our common stock at an initial conversion rate of 46.4727 shares of our common stock per Note, which is equal to an initial conversion price of approximately $21.52. In addition, upon conversion in connection with any transaction that constitutes a fundamental change, we will pay a make-whole premium to holders of Notes upon the conversion of their Notes. A holder of the Notes may convert fewer than all of such holder’s Notes so long as the amount of Notes converted is an integral multiple of $1,000 principal amount. Conversion rights in respect of Notes called for redemption will expire at the close of business on the business day preceding the date fixed for redemption, unless we default in payment of the redemption price. The conversion of the outstanding Notes into common stock could result in the issuance of a substantial number of shares and substantial dilution to our stockholders.

The Notes bear interest at the rate of 3.25% per year from September 28, 2005, the date of issuance of the Notes, or from the most recent date to which interest has been paid or provided for. Interest is payable semi-annually in arrears on March 28 and September 28 of each year, commencing March 28, 2006, to holders of record at the close of business on the preceding March 13 and September 13, respectively. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion or purchase by us at the option of the holder of a Note, interest will cease to accrue on the Note under the terms of, and subject to the conditions of, the indenture.

We entered into a registration rights agreement with the holders of the Notes on September 28, 2005, pursuant to which we filed a shelf registration statement on Form S-3 on December 21, 2005, covering any resale by holders of the Notes and the shares of common stock issuable upon conversion of the Notes. Under the registration rights agreement, we agreed to use our best efforts to keep the registration statement effective until such date that was two years after the last date of original issuance of any of the Notes or such earlier date when the holders of the Notes and the common stock issuable upon conversion of the Notes were able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act or any successor rule thereto or otherwise.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Rights Plan

We are subject to certain anti-takeover provisions under the Rights Plan. The Rights issued pursuant to the Rights Plan trade with our common stock and are not currently exercisable. Under certain circumstances, each Right initially becomes exercisable for  1/100 share of our Series A Junior Participating Preferred Stock. The Rights Plan also provides that:

•	subject to certain exceptions, if a third party acquires beneficial ownership of 20% or more of our common stock, the Rights holders, other than the third party, would have the right to purchase a certain number of shares of our common stock at a discount;
•	if, subject to exceptions, we are a party to a merger, consolidation (other than a merger or consolidation which would result in all of the voting power represented by our securities outstanding immediately prior to such event continuing to represent all of the voting power represented by our securities or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, the Rights holders would have the right to acquire a certain number of shares of the common stock of the other party to such merger or consolidation at a discount; or
•	our board of directors may, under certain circumstances, exchange each Right, other than those held by the applicable third party, for one share of our common stock.

The provisions described above may discourage, delay or prevent a third party from acquiring us. These provisions may also discourage, delay or prevent a third party from acquiring a large portion of our securities, or initiating a tender offer or proxy contest, even if our stockholders might receive a premium for their shares in the acquisition over then current market prices.

Certificate of Incorporation and Bylaws

Our certificate of incorporation provides for our board of directors to be divided into three classes, with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Stockholders have no cumulative voting rights, and directors are elected by a plurality vote. Subject to the rights of the holders of any outstanding series of preferred stock, directors may not be removed without cause. Any vacancies on the board of directors shall be filled by the affirmative vote of a majority of the directors then in office, unless the board of directors otherwise determines that the vacancy shall be filled by stockholders entitled to vote for directors.

Our certificate of incorporation also requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. A special meeting of the stockholders may be called by our Chairman, our Chief Executive Officer, a resolution adopted by a majority of the total number of authorized directors or by stockholders owning 10% or more of the outstanding voting capital stock. The stockholders may amend, or adopt new, bylaws and amend certain provisions of our certificate of incorporation, including the provisions related to stockholder actions and the calling of special meetings of stockholders, only by the affirmative vote of the holders of 66 2/3% of the voting power of all of the outstanding shares of the voting stock of the Company entitled to vote at an election of directors. These provisions may have the effect of delaying, deferring or preventing a change in control.

The classification of our board of directors and lack of cumulative voting will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies of our board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, such provisions also may inhibit increases in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Our bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and meet certain requirements as to the form and content of such notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of our stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in our management.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines “interested stockholder” as any person that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the preceding three year period, and the affiliates and associates of such person.

Certain Transactions

Our bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our bylaws also provide that we may indemnify our other officers, employees and other agents. We are also empowered under our bylaws to enter into indemnification contracts with our directors and officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. In addition, our certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated, except for (i) breach of the directors duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) violating Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. Pursuant to Delaware law and subject to the foregoing exceptions, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. However, this provision does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Transfer Agent and Registrar

BNY Mellon Shareowner Services LLC is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material features, terms and provisions of any debt securities that we may offer under this prospectus. This summary does not purport to be exhaustive and may not contain all of the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to the debt securities and any other offering materials that we may provide. We may issue debt securities from time to time, in one or more series, as senior, subordinated or junior subordinated debt, as convertible or non-convertible debt and as secured or unsecured debt. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither senior debt securities nor subordinated or junior subordinated debt securities will be secured by any of our property or assets. While the terms we have summarized below may apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. For any debt securities that we may offer, an indenture (and any relevant supplemental indenture) will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K incorporated by reference in this prospectus. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth, to the extent applicable:

•	whether the debt securities are senior, subordinated or junior subordinated;
•	the offering price;
•	the title;
•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the aggregate principal amount;
•	the maturity date;
•	the person who shall be entitled to receive interest, if other than the record holder on the record date;
•	the date or dates the principal will be payable;
•	any interest rate, which may be fixed or variable, the date from which interest will accrue, the interest payment dates and the regular record dates or the method of calculating the dates and rates;
•	the place where payments may be made;
•	any mandatory or optional redemption provisions or sinking fund provisions and any redemption or purchase prices associated with those provisions;
•	if issued other than in denominations of $1,000 or any multiple of $1,000, the denominations in which the debt securities shall be issuable;
•	any method for determining how any principal, premium or interest will be calculated by reference to an index or formula;
•	if other than U.S. currency, the currency or currency units in which any principal, premium or interest will be payable and whether we or a holder may elect payment to be made in a different currency;
•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;
•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•	whether the debt securities will be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;
•	any conversion provisions;
•	any covenant requiring us to maintain any interest coverage, fixed charge, cash-flow based, asset-based or other financial ratios;
•	whether the debt securities will be issuable in the form of a global security and the name of any depositary;
•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated Debt Securities”;
•	any paying agents, authenticating agents, security registrars or other agents for the debt securities;
•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;
•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;
•	whether the debt securities will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code, as amended, and, if so, the tax effects thereof;
•	any covenants restricting our ability to incur additional indebtedness, issue additional securities, create liens, pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries, redeem capital stock, make investments or other restricted payments, sell or otherwise dispose of assets, enter into sale-leaseback transactions, engage in transactions with stockholders or affiliates or effect a consolidation or merger;
•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and
•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar for the securities or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Initially, we intend to appoint the trustee as the registrar for the debt securities. Any transfer agent, and any other registrar for the debt securities, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. See “Legal Ownership of Securities” below for more details.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All monies paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of (i) 10 business days prior to the date the money would be turned over to the applicable state and (ii) two years after such payment was due, will be repaid to us. Thereafter, the holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless otherwise indicated in a prospectus supplement, the debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our property or capital stock or that of any subsidiary, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person in a transaction in which we are not the surviving corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;
•	the successor entity assumes our obligations on the debt securities and under the indentures;
•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1)	we fail to pay principal of or any premium on any debt security of that series when due;
(2)	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;
(3)	we fail to deposit any sinking fund payment when due;

(4)	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and
(5)	certain events, including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of any principal, premium, interest or sinking fund installment or with respect to any conversion right of the debt securities of such series. However, the trustee withholding notice must consider it to be in the interest of the holders of the debt securities of such series to withhold notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series, or if any debt securities of that series are original issue discount securities such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series, or if any debt securities of that series are original issue discount securities such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;
(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and
(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under an indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures without the consent of the holders, for certain purposes, including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;
•	adding covenants or events of default for the benefit of the holders;
•	making certain changes to facilitate the issuance of the securities;
•	securing the securities;
•	providing for a successor trustee or additional trustees;
•	curing any defects, ambiguities or inconsistencies, provided that such modification or amendment shall not materially and adversely affect the holders;
•	providing for guaranties of, or additional obligors on, the securities;
•	permitting or facilitating the defeasance and discharge of the securities; and
•	other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;
•	reduce any principal, premium or interest on any debt security;
•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;
•	change the place of payment or the currency in which any debt security is payable;
•	impair the right to enforce any payment after the stated maturity or redemption date;
•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders; or
•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit sufficient funds with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following.

•	We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.
•	We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must deposit in trust with the trustee sufficient funds to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•	direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or
•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of the government which unconditionally guarantees the timely payment as a full faith and credit obligation of that government, which are not callable or redeemable at the option of the issuer thereof.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours or, due to the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities because of an event of default, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

•	a default in the payment of senior debt occurs and is continuing beyond any grace period, which we refer to as a payment default; or

•	any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate the maturity of such debt, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

We may and shall resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist; and
•	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice if the maturity of the designated senior debt has not been accelerated.

No new payment blockage period may start unless 365 days have elapsed from the effectiveness of the prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more ratably, and holders of the subordinated debt securities may receive less ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described above under “Satisfaction and Discharge; Defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means any of our senior debt that expressly provides that it is “designated senior debt.”

“Indebtedness” means:

(1)	all of our indebtedness, obligations and other liabilities for borrowed money (including our obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes, bonds, debentures or similar instruments), whether or not the recourse, if any, of the lender is to the whole of our assets or to only a portion of our assets, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;
(2)	all of our reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;
(3)	all of our obligations and liabilities in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;
(4)	all of our obligations and other liabilities under any lease or related document, including a purchase agreement, in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under such lease or related document to purchase or to cause a third party to purchase such leased property;

(5)	all of our obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;
(6)	all of our direct or indirect guaranties or similar agreements, and obligations or liabilities to purchase or otherwise acquire or assure a creditor against loss, in respect of indebtedness, obligations or liabilities of another person of the kind described in clauses (1) through (5);
(7)	any of our indebtedness or other obligations described in clauses (1) through (6) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by us; and
(8)	any and all deferrals, renewals, extensions, refundings of, amendments, modifications or supplements to any indebtedness, obligation or liability of the kind described in clauses (1) through (7).

“Senior debt” means any principal, premium, interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, rent and all fees, costs, expenses and other amounts accrued or due on or in connection with our indebtedness, including all deferrals, renewals, extensions or refundings of, or modifications or supplements to, that indebtedness. Senior debt shall not include:

•	any debt that expressly provides it shall not be senior in right of payment to the subordinated debt securities or expressly provides that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or
•	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell under this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants described in this prospectus. We urge you to read the applicable prospectus supplement related to any warrants offered or sold under this prospectus, as well as the complete warrant agreements containing the terms of the warrants.

General

We may issue warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;
•	the initial offering price;
•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which any offering price and the exercise price are payable;
•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;
•	any date on and after which the debt warrants and the related debt securities will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;
•	any minimum or maximum number of warrants that may be exercised at any one time;
•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;
•	a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;
•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;
•	any anti-dilution provisions of the debt warrants;
•	any redemption or call provisions applicable to the debt warrants;
•	any provisions for changes to or adjustments in the exercise price;
•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants; and
•	the exercise price.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised, at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of any principal, premium or interest on the debt securities purchasable upon exercise of the debt warrants or to enforce any of the covenants in the indenture.

Equity Warrants

We may issue warrants for the purchase of our equity securities, such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;
•	the initial offering price;
•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;
•	the currency or currency units in which any offering price and the exercise price are payable;
•	any designation and terms of the equity securities with which the equity warrants are issued and the number of equity warrants issued with each equity security;

•	any date on and after which the equity warrants and the related equity security will be separately transferable;
•	any minimum or maximum number of the equity warrants that may be exercised at any one time;
•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;
•	a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;
•	any anti-dilution provisions of the equity warrants;
•	any redemption or call provisions applicable to the equity warrants;
•	any provisions for changes to or adjustments in the exercise price;
•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and
•	the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form to “holders” and “indirect holders” or as global securities. We refer to those persons who have securities registered in their own names in the records that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities. As discussed below, indirect holders are not legal holders and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and will make all payments, if any, on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment, if any, or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities but instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;
•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;
•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;
•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not us or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of three ways (or in any combination thereof):

•	to or through underwriters or dealers;
•	directly to a number of purchasers or to a single purchaser; or
•	through agents.

We may also sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of our common stock directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges or markets on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, any of which may represent a discount from the prevailing market prices. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

We may engage in at-the-market offerings of our common stock. An at-the-market offering is an offering of our common stock at other than a fixed price to or through a market maker.

We may sell the securities directly or through agents we designate from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of securities.

Any underwriter may engage in overallotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the common stock listed on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP, Menlo Park, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available free of charge on our web site, www.nektar.com, and may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We maintain a website at www.nektar.com. The information contained on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market and such reports, proxy statements and other information concerning us may be inspected at the offices of the NASDAQ Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus may contain information that updates, modifies or is contrary to information in one or more previously filed documents incorporated by reference in this prospectus. In the event of a conflict or inconsistency between information contained in this prospectus and information later filed, you should rely on information contained in the document that was later filed. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus or the date of the document incorporated by reference in this prospectus. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.”

We incorporate by reference the documents listed below and any documents that we file in the future with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering of the securities (including Annual Reports on Form 10-K, Proxy Statements, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 3, 2010;
•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 from our definitive proxy statement on Schedule 14A for our 2010 Annual Meeting of Stockholders, filed with the SEC on April 30, 2010;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 6, 2010;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed with the SEC on July 29, 2010;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, filed with the SEC on November 4, 2010;
•	our Current Reports on Form 8-K filed with the SEC on February 3, 2010 (excluding the portions furnished under Item 7.01), February 4, 2010 (excluding the portions furnished under Item 7.01), July 6, 2010, November 2, 2010, December 6, 2010, December 30, 2010 and January 11, 2011; and
•	the description of our common stock set forth in our registration statement on Form 8-A, as amended.

Notwithstanding the foregoing, unless specifically stated to the contrary, information furnished in reports or portions thereof under Items 2.02 or 7.01 of Form 8-K will not be incorporated by reference, or otherwise included, in this prospectus.

We are subject to the information and reporting requirements of the Exchange Act and file periodic reports with the SEC, including annual, quarterly and current reports, proxy statements and other information.

We will provide without charge to each person to whom this prospectus is delivered, including any beneficial owner of the securities, upon written or oral request, a copy of any and all of the documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (without exhibits, unless the exhibits are specifically incorporated by reference but not delivered with this prospectus). Requests should be directed to:

Nektar Therapeutics
455 Mission Bay Boulevard South
San Francisco, California 94158
(415) 482-5300
Attention: Secretary

19,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Jefferies

January 19, 2011